                                                                   Exhibit 10.75


           CREDIT AGREEMENT ($100,000,000 REVOLVING LINE OF CREDIT)
                         dated as of February 5, 2001

                                     among

             CHARLES E. SMITH RESIDENTIAL REALTY L.P., A DELAWARE
                       LIMITED PARTNERSHIP, AS BORROWER

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                           AS ADMINISTRATIVE AGENT,

                          FIRST UNION NATIONAL BANK,
                             AS SYNDICATION AGENT,

                        U.S. BANK NATIONAL ASSOCIATION,
                            AS DOCUMENTATION AGENT,

                          PNC CAPITAL MARKETS, INC.,
                        AS LEAD ARRANGER AND LEAD AGENT

                                      and

                SUCH OTHER BANKS AS SHALL BECOME PARTIES HERETO

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.................................................................     2
SECTION 1.1.   Definitions................................................     2
SECTION 1.2.   Accounting Terms and Determinations........................    29
SECTION 1.3.   Types of Borrowings........................................    30

ARTICLE II................................................................    30
SECTION 2.1.   Commitments to Lend........................................    30
SECTION 2.2.   Notice of Borrowing........................................    31
SECTION 2.3.   Money Market Borrowings....................................    32
SECTION 2.4.   Notice to Banks; Funding of Loans..........................    37
SECTION 2.5.   Notes......................................................    38
SECTION 2.6.   Method of Electing Interest Rates..........................    39
SECTION 2.7.   Interest Rates.............................................    41
SECTION 2.8.   Fees.......................................................    42
SECTION 2.9.   Maturity Date; Extension of Maturity Date..................    45
SECTION 2.10.  [Intentionally Deleted]....................................    45
SECTION 2.11.  Optional Prepayments.......................................    45
SECTION 2.12.  General Provisions as to Payments..........................    47
SECTION 2.13.  Funding Losses.............................................    47
SECTION 2.14.  Computation of Interest and Fees...........................    48
SECTION 2.15.  Use of Proceeds............................................    48
SECTION 2.16.  Letters of Credit..........................................    48
SECTION 2.17.  Letter of Credit Usage.....................................    51

ARTICLE III...............................................................    53
SECTION 3.1.   Closing....................................................    53
SECTION 3.2.   Borrowings.................................................    55

ARTICLE IV................................................................    56
SECTION 4.1.   Existence and Power........................................    56
SECTION 4.2.   Power and Authority........................................    57
SECTION 4.3.   No Violation...............................................    57
SECTION 4.4.   Financial Information......................................    58
SECTION 4.5.   Litigation.................................................    58
SECTION 4.6.   Compliance with ERISA......................................    58
SECTION 4.7.   Environmental Matters......................................    59
SECTION 4.8.   Taxes......................................................    59
SECTION 4.9.   [Intentionally Deleted]....................................    59
SECTION 4.10.  Solvency...................................................    59

SECTION 4.11.  Use of Proceeds; Margin Regulations................................    59
SECTION 4.12.  Governmental Approvals.............................................    60
SECTION 4.13.  Investment Company Act; Public Utility Holding Company Act.........    60
SECTION 4.14.  Principal Offices..................................................    60
SECTION 4.15.  REIT Status........................................................    60
SECTION 4.16.  Patents, Trademarks, etc...........................................    60
SECTION 4.17.  Ownership of Property..............................................    61
SECTION 4.18.  No Default.........................................................    61
SECTION 4.19.  Licenses, etc......................................................    61
SECTION 4.20.  Compliance With Law................................................    61
SECTION 4.21.  No Burdensome Restrictions.........................................    61
SECTION 4.22.  Brokers' Fees......................................................    61
SECTION 4.23.  Labor Matters......................................................    62
SECTION 4.24.  Insurance..........................................................    62
SECTION 4.25.  Organizational Documents...........................................    62
SECTION 4.26.  Qualifying Unencumbered Properties.................................    62
SECTION 4.27.  Ownership of Borrower and Consolidated Subsidiaries................    62
SECTION 4.28.  Disclosure.........................................................    63
SECTION 4.29.  CESRRI's Ownership Interests.......................................    63

ARTICLE V.........................................................................    63
SECTION 5.1.   Information........................................................    63
SECTION 5.2.   Payment of Obligations.............................................    64
SECTION 5.3.   Maintenance of Property; Insurance; Leases.........................    64
SECTION 5.4.   Conduct of Business and Maintenance of Existence...................    64
SECTION 5.5.   Compliance with Laws...............................................    64
SECTION 5.6.   Inspection of Property, Books and Records..........................    65
SECTION 5.7.   Existence..........................................................    65
SECTION 5.8.   Financial Covenants................................................    65
SECTION 5.9.   Restriction on Fundamental Changes.................................    69
SECTION 5.10.  Changes in Business................................................    69
SECTION 5.11.  Margin Stock.......................................................    70
SECTION 5.12.  Hedging Requirements...............................................    70
SECTION 5.13.  CESRRI Status......................................................    70
SECTION 5.14.  Acceptance of Qualifying Unencumbered Properties...................    71
SECTION 5.15.  Payment of Taxes and Claims........................................    73
SECTION 5.16.  Maintenance of Permits, Etc........................................    73
SECTION 5.17.  Disposal of Consolidated Subsidiary Interests......................    73
SECTION 5.18.  Environmental Liabilities..........................................    74
SECTION 5.19.  Wholly Owned Consolidated Subsidiaries.............................    74

ARTICLE VI ......................................................................    75
SECTION 6.1.   Events of Default.................................................    75
SECTION 6.2.   Rights and Remedies...............................................    78
SECTION 6.3.   Notice of Default.................................................    79
SECTION 6.4.   Actions in Respect of Letters of Credit...........................    79
SECTION 6.5.   Distribution of Proceeds after Default............................    81
SECTION 6.6.   Debtor Relief Proceedings.........................................    81

ARTICLE VII......................................................................    81
SECTION 7.1.   Appointment and Authorization.....................................    81
SECTION 7.2.   Agency and Affiliates.............................................    82
SECTION 7.3.   Action by Administrative Agent....................................    82
SECTION 7.4.   Consultation with Experts.........................................    83
SECTION 7.5.   Liability of Administrative Agent.................................    83
SECTION 7.6.   Indemnification...................................................    83
SECTION 7.7.   Credit Decision...................................................    84
SECTION 7.8.   Successor Administrative Agent....................................    84
SECTION 7.9.   Consents and Approvals............................................    85
SECTION 7.10.  Delivery of Documents.............................................    86
SECTION 7.11.  Inspection of Books and Records...................................    86
SECTION 7.12.  Administrative Agent's Commitment.................................    86

ARTICLE VIII.....................................................................    86
SECTION 8.1.   Basis for Determining Interest Rate Inadequate or Unfair..........    86
SECTION 8.2.   Illegality........................................................    87
SECTION 8.3.   Increased Cost and Reduced Return.................................    88
SECTION 8.4.   Taxes.............................................................    89
SECTION 8.5.   Base Rate Loans Substituted for Affected Euro-Dollar Loans........    91

ARTICLE IX.......................................................................    92
SECTION 9.1.   Notices...........................................................    92
SECTION 9.2.   No Waivers........................................................    93
SECTION 9.3.   Expenses; Indemnification.........................................    93
SECTION 9.4.   Sharing of Set-Offs...............................................    94
SECTION 9.5.   Amendments and Waivers............................................    95
SECTION 9.6.   Successors and Assigns............................................    95
SECTION 9.7.   Collateral........................................................    98
SECTION 9.8.   Governing Law; Submission to Jurisdiction.........................    98
SECTION 9.9.   Counterparts; Integration; Effectiveness..........................    99
SECTION 9.10.  WAIVER OF JURY TRIAL..............................................    99
SECTION 9.11.  Survival..........................................................   100
SECTION 9.12.  Domicile of Loans.................................................   100

SECTION 9.13.  Limitation of Liability.............................   100
SECTION 9.14.  Recourse Obligation.................................   100
SECTION 9.15.  Confidentiality.....................................   101
SECTION 9.16.  Bank's Failure to Fund..............................   101
SECTION 9.17.  No Bankruptcy Proceedings...........................   106

                                   EXHIBITS
                                   --------

A1 -    BID RATE NOTE
A2 -    NOTE
B -     MONEY MARKET QUOTE REQUEST
C -     INVITATION FOR MONEY MARKET QUOTE
D -     MONEY MARKET QUOTE
E -     ASSIGNMENT AND ASSUMPTION AGREEMENT
F -     LIST OF QUALIFIED UNENCUMBERED PROPERTIES
G -     DESIGNATION AGREEMENT
H -     ADMINISTRATIVE QUESTIONNAIRE
I -     NOTICE OF BORROWING
J -     EXTENSION REQUEST
K -     CERTIFICATION AS TO QUALIFIED UNENCUMBERED PROPERTIES
L -     COMPLIANCE CERTIFICATE
M -     [INTENTIONALLY DELETED]
N -     QUALIFYING GROUND LEASES
O -     CLOSING REQUIREMENTS
P -     APPROVED CONSOLIDATED METROPOLITAN STATISTICAL AREAS

                                   SCHEDULES
                                   ---------

SCHEDULE I -        COMMITMENTS OF BANKS
SCHEDULE II -       NAMES, ADDRESSES, TELEPHONE AND TELECOPIER NUMBERS OF
                    PARTIES
SCHEDULE 2.16       LETTERS OF CREDIT ISSUED UNDER EXISTING CREDIT AGREEMENT
SCHEDULE 4.5        LITIGATION
SCHEDULE 4.6        COMPLIANCE WITH ERISA
SCHEDULE 4.7        ENVIRONMENTAL MATTERS
SCHEDULE 4.17       OWNERSHIP OF PROPERTIES
SCHEDULE 4.27       OWNERSHIP OF BORROWER AND CONSOLIDATED SUBSIDIARIES
SCHEDULE 5.1        FINANCIAL REPORTING REQUIREMENTS
SCHEDULE 5.13(c)(1) CESRRI INVESTMENTS
SCHEDULE 5.13(c)(2) CESRRI PROPERTY INTERESTS

           CREDIT AGREEMENT ($100,000,000 REVOLVING LINE OF CREDIT)


                THIS CREDIT AGREEMENT ($100,000,000 REVOLVING LINE OF CREDIT) (this "Agreement") dated as of February 5, 2001, among CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Bank, FIRST UNION NATIONAL BANK, as Syndication Agent and as a Bank, and, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank and the other BANKS listed on the signature pages hereof.

                              W I T N E S S E T H
                              -------------------

                WHEREAS, the Borrower, PNC Bank, National Association ("PNC"), as Co-Agent and a Bank, and First Bank National Association, now known as U.S. Bank National Association ("U.S. Bank") and NationsBank, N.A., now known as Bank of America, N.A. ("Bank of America"), as Banks, and certain other Banks became parties to that certain Credit Agreement dated as of June 30, 1994 (as amended by a subsequent amendment, the "Original Agreement"), and as amended and restated by that certain Amended and Restated Credit Agreement effective as of January 22, 1996 (the "First Restatement");

                WHEREAS, pursuant to those certain three (3) Assignment and Assumption Agreements (the "Assignments") dated January 22, 1996, to each of PNC, U.S. Bank and Bank of America, all of the right, title and interest of the other Banks under the Loan Documents were assigned to PNC, U.S. Bank and Bank of America so that, after giving effect to such Assignments, each of PNC, U.S. Bank and Bank of America had a Commitment of $33,333,333;

                WHEREAS, pursuant to the First Restatement, the parties agreed that, among other things, PNC should become the Administrative Agent;

                WHEREAS, effective as of May 1, 1997, the Borrower, PNC, U.S. Bank and Bank of America entered into the Second Amended and Restated Credit Agreement (the "Second Restatement") wherein certain modifications were made to the Credit Agreement;

                WHEREAS, effective as of February 26, 1998, the Borrower, PNC, U.S. Bank and Bank of America entered into the Third Amended and Restated Credit Agreement (as amended by three subsequent amendments thereof, the "Third Restatement") wherein certain modifications were made to the Credit Agreement;

                WHEREAS, effective as of November 20, 1998, the Borrower, PNC, U.S. Bank and Bank of America entered into the Fourth Amended and Restated Credit Agreement (as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 20, 2000, the "Fourth Restatement") wherein certain modifications were made to the Credit Agreement (the Original Agreement, the First Restatement, the Second Restatement, the Third Restatement and the Fourth Restatement being hereinafter called the "Existing Credit Agreement"); and

                WHEREAS, the parties hereto desire to enter into this Credit Agreement, which replaces and supercedes in its entirety the Existing Credit Agreement, as more fully set forth herein, and First Union National Bank has agreed to replace Bank of America as Syndication Agent.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Definitions.
                      -----------

         The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes
          ---------------------
setting forth Money Market Absolute Rates pursuant to Section 2.3.

         "Additional Bank" has the meaning set forth in Section 2.18(a).
          ---------------

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
          --------------------------------------
Section 2.7(b).

         "Administrative Agent" shall mean PNC Bank, National Association in its
          --------------------
capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

         "Administrative Questionnaire" means, with respect to each Bank, an
          ----------------------------
administrative questionnaire in the form attached hereto as Exhibit H, and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "Aggregate Purchase Price" shall mean with respect to the purchase of
          ------------------------
any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase, plus (ii) the principal amount of any note
                                 ----
delivered or other deferred payment to be made in connection with such purchase, plus (iii) the value of any other consideration delivered in connection with
----
such purchase (including, without limitation, shares of CESRRI and OP Units), as determined in good faith by the Borrower in accordance with GAAP, provided that shares of CESRRI and OP Units shall be valued based on the value attributed thereto pursuant to the applicable purchase agreement.

         "Agreement" shall mean this Credit Agreement ($100,000,000 Revolving
          ---------
Line of Credit), as the same may from time to time hereafter be modified, supplemented or amended.

         "Applicable Interest Rate" means (i) with respect to any Fixed Rate
          ------------------------
Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, which upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent thereto as reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the
          -------------------------
case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Applicable Margin" means, with respect to each Loan during any period
          -----------------
when neither CESRRI nor Borrower maintains the Investment Grade Ratings, the respective percentages per annum determined, based on the range into which Borrower's Leverage Ratio then falls, in accordance with the table set forth below. Any change in Borrower's Leverage Ratio causing it to move to a different range on the table shall effect a change in the Applicable Margin, effective on the earlier of (i) the date of the Compliance Certificate reflecting such change in the Leverage Ratio, or (ii) the last day on which a Compliance Certificate is required to be delivered to the Administrative Agent in accordance with the provisions hereof:

                               Applicable
                               Margin for                     Applicable
Range of                       Base Rate                      Margin for Euro-
Borrower's                     Loans                          Dollar Loans
Leverage Ratio                 (% per annum)                  (% per annum)
--------------                 -------------                  -------------

*30%                           0.0                            0.85

**30% *40%                     0.0                            1.00


**40% *50%                     0.0                            1.10


**50% ***57.5%                 0.0                            1.25

less than                was replaced *
more than or equal to    was replaced **
less than or equal to    was replaced ***

         During any period when either CESRRI or Borrower shall maintain the Investment Grade Ratings, "Applicable Margin" shall mean, with respect to each Loan, the respective percentages per annum, determined, at any time, based on the Credit Ratings then applicable, in accordance with the table set forth below:

                               Applicable
                               Margin for                     Applicable
Credit Rating                  Base Rate                      Margin for Euro-
(S&P/Moody's                   Loans                          Dollar Loans
Ratings)                       (% per annum)                  (% per annum)
--------------                 -------------                  -------------

A-/A3 or higher                0.0                            0.625

BBB+/Baa1                      0.0                            0.75

BBB/Baa2                       0.0                            0.90

BBB-/Baa3                      0.0                            1.00

If Borrower or CESRRI, as applicable, shall maintain two (2) Credit Ratings, and such ratings are not equivalent, the Applicable Margin shall be based upon the higher of the two ratings as long as such ratings are only one level apart. In the event that the ratings are more than one level apart, the Applicable Margin will be based upon the rating which shall be one level above the lower of the two ratings. In the event that Borrower or CESRRI, as applicable, receives more than two (2) Credit Ratings, and such ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two (2) highest ratings, provided that at least one (1) of such highest ratings shall be a Credit Rating from S&P or Moody's. In the event that at least one (1) of the two (2) highest ratings shall not be a Credit Rating from S&P or Moody's, then the Applicable Margin shall be determined by the lowest of the ratings. In the event that only one of the Rating Agencies shall have set Borrower's or CESRRI's Credit Rating, or Borrower or CESRRI, as applicable, shall not maintain the

Investment Grade Ratings, then the Applicable Margin shall be based on Borrower's Leverage Ratio as set forth above. Notwithstanding anything herein contained to the contrary, the Borrower shall always have the right to elect that the Applicable Margin be determined based upon its Leverage Ratio by written notice to the Administrative Agent with such election to become effective upon the next Domestic Business Day following receipt of such notice by Administrative Agent. Any change in the Applicable Margin resulting from a change in a Credit Rating shall become effective on the effective date of the change in the applicable Credit Rating.

         "Approved Bank" shall mean banks which have (i)(a) a minimum net worth
          -------------
of $500,000,000 and (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baal or higher by Moody's.

         "Approved CMSA" means the CMSA's listed on Exhibit P attached hereto.
          -------------

         "Assignee" has the meaning set forth in Section 9.6(c).
          --------

         "Assignment and Assumption Agreement" means an Assignment and
          -----------------------------------
Assumption Agreement in the form attached hereto as Exhibit E.

         "Assumed Unsecured Debt Service" means an amount equal to the principal
          ------------------------------
and interest payments due on a loan in the amount of the Unsecured Debt in connection with the level mortgage-style amortization thereof based on a twenty-seven and one-half (27.5) year term at an interest rate of 1.5% above the Treasury Rate.

         "Bank" means each bank listed on the signature pages hereof, each other
          ----
bank, finance company or other financial institution which becomes a party to this Agreement pursuant to Section 9.6 (c) , and their respective successors, and, except when used in reference to a Base Rate Loan, a Euro-Dollar Loan, a
Note in the form of Exhibit A-2, any Letter of Credit, the Commitment of any Bank or a related term, each Designated Lender.

         "Bank Reply Period" has the meaning set forth in Section 7.9.
          -----------------

         "Bankruptcy Code" shall mean Title 11 of the United States Code,
          ---------------
entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
          ---------
(i) the Prime Rate for such day and (ii) the sum of 0.75% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base
          --------------

Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to
Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within
          -------------------
the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Bid Rate Notes" means promissory notes of the Borrower, substantially
          --------------
in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by the Banks, and "Bid Rate Note" means any one of such promissory notes.

         "Borrower" means Charles E. Smith Residential Realty L.P., a Delaware
          --------
limited partnership.

         "Borrower Debt" means all Indebtedness of Borrower, on a consolidated
          -------------
basis, and Borrower's Share of the Indebtedness of any Investment Affiliate (without offset or reduction in respect of prepaid interest, restructuring fees or similar items).

         "Borrower's Share" means a percentage equal to Borrower's percentage
          ----------------
ownership interest in the applicable Investment Affiliate.

         "Borrowing" has the meaning set forth in Section 1.3.
          ---------

         "Budgeted Project Costs" means with respect to Properties under
          ----------------------
Development, the budgeted cost of completion of such Properties under Development, provided that the budgeted costs shall include projected operating deficits through completion and the projected date of occupancy of seventy-five percent (75%) of the dwelling units and provided further that, for Properties under Development by Investment Affiliates, the Budgeted Project Costs shall be the Borrower's share of the budgeted costs of completion (based on the greater of (x) the Borrower's percentage equity interest in the Investment Affiliates or
(y) the Borrower's obligation to provide funds to the Investment Affiliates, which could include, for example, completion guaranties or similar obligations, provided that, in any case where a completion guaranty or similar obligation exists, the Budgeted Project Costs shall be determined based upon Borrower's percentage equity interest in the applicable Investment Affiliate plus the amount of any claims made on such completion guaranty or similar obligation).

         "Capital Expenditures" means any expenditures for any item that would
          --------------------
be
treated or defined as a capital expenditure under GAAP, excluding, however, any capital expenditures which may be deemed to have been incurred as part of the purchase price of any Real Property Asset or as part of the development cost of any of the Properties under Development.

         "Capital Leases" as applied to any Person, means any lease of any
          --------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Reserve" shall mean, for any period, $62.50 for each
          ---------------
residential unit for each Fiscal Quarter to occur during such period (in connection with any annualized calculation, the Capital Reserve used in such calculation shall also be annualized).

         "Cash and Cash Equivalents" shall mean (i) cash, (ii) direct
          -------------------------
obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Federal government-sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, Domestic and Euro-Dollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's and/or guaranteed by a Person maintaining an Aa2 rating by Moody's, an AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that the same shall cease to be a "Cash and Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank),
(v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody's and/or guaranteed by a Person maintaining an Aa2 rating by Moody' s, an AA rating by S&P or better rated credit, (vi) obligations issued by state and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that the same shall cease to be a "Cash and Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), and (vii) repurchase agreements with Approved Banks and primary government security dealers fully secured by the United States Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping.

         "CESRRI" means Charles E. Smith Residential Realty, Inc., a Maryland
          ------
corporation.

         "CESRRI Debt Proceeds" means all cash proceeds received by CESRRI as a
          --------------------
result of the issuance of any Indebtedness, less customary costs of issuance paid by CESRRI.

         "Closing Date" means the date on or after the Effective Date on which
          ------------
the conditions set forth in Section 3.1 shall have been satisfied or waived to the satisfaction of the Administrative Agent and the Borrower.

         "CMSA" means a consolidated metropolitan statistical area as defined by
          ----
the Office of Management and Budget.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and as
          ----
it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Committed Borrowing" has the meaning set forth in Section 1.3.
          -------------------

         "Committed Loan" means a Loan made by a Bank pursuant to Section 2.1 as
          --------------
well as Loans required to be made by a Bank pursuant to Section 2.16 to reimburse a Fronting Bank for a Letter of Credit that has been drawn down; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision as the case may be.

         "Commitment" means, with respect to each Bank, the amount set forth
          ----------
opposite the name of such Bank on Schedule I hereto (and, for each Bank which is an Assignee, the amount set forth in the Assignment and Assumption Agreement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced or increased from time to time pursuant to the provisions hereof, which Commitments, on the Effective Date, aggregate the sum of One Hundred Million Dollars ($100,000,000).

         "Compliance Certificate" means a certificate in the form of Exhibit L
          ----------------------
hereto to be delivered by the Borrower to the Administrative Agent in accordance with Subsection (c) on Schedule 5.1, and in accordance with Section 2.9(b).

         "Consolidated Engineering" means Consolidated Engineering Services,
          ------------------------
Inc.,
a Maryland corporation.

         "Consolidated Subsidiary" means at any date any Subsidiary or other
          -----------------------
entity, which is consolidated with Borrower in accordance with GAAP.

         "Contingent Obligation" as to any Person means, without duplication,
          ---------------------
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (A) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), (B) obligations under a contract to purchase Property prior to the acquisition of title thereto, and (C) guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause
(ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through
(i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Schedule 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

         "Contractual Obligation," as applied to any Person, means any provision
          ----------------------
of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

         "Credit Rating" means a rating assigned by the Rating Agencies to
          -------------
CESRRI's or Borrower's, as applicable, senior unsecured indebtedness, provided that, if no such rating is assigned, a comparable rating, assigned by a Rating Agency to CESRRI's preferred stock, will be deemed to constitute a Credit Rating.

         "Debt Restructuring" means a restatement of, or material change in, the
          ------------------
amortization or other financial terms of any Indebtedness of the Borrower, any Consolidated Subsidiary, or any Investment Affiliate.

         "Debt Service" means, for any period, and without duplication, Interest
          ------------
Expense for such period plus scheduled principal amortization (excluding any
                        ----
individual scheduled principal payment due at maturity) for such period on all Indebtedness of the Borrower, on a consolidated basis, plus Borrower's Share of
                                                       ----
scheduled principal amortization for such period on all Indebtedness of Investment Affiliates.

         "Debtor Relief Law" means Title 11 of the United States Code, entitled
          -----------------
"Bankruptcy", as amended from time to time, and any other bankruptcy, insolvency or other similar law now or hereafter in effect.

         "Default" means any condition or event which with the giving of notice
          -------
or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" has the meaning set forth in Section 2.6(d).
          ------------

         "Designated Lender" means a special purpose corporation that (i) shall
          -----------------
have
become a party to this Agreement pursuant to Section 9.6(d), and (ii) is not otherwise a Bank.

         "Designating Lender" shall have the meaning set forth in Section 9.6(d)
          ------------------
hereof.

         "Designation Agreement" means a designation agreement in substantially
          ---------------------
the form of Exhibit G attached hereto, entered into by a Bank and a Designated Lender and accepted by the Administrative Agent.

         "Domestic Business Day" means any day except a Saturday, Sunday or
          ---------------------
other day on which commercial banks in Pittsburgh, Pennsylvania are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at
          -----------------------
its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "EBITDA" means, for any period (i) Net Income of the Borrower for such
          ------
period, plus (ii) depreciation and amortization expense and other non-cash items
        ----
deducted in the calculation of Net Income for such period, plus (iii) Interest
                                                           ----
Expense deducted in the calculation of Net Income for such period, plus, (iv)
                                                                   ----
Taxes deducted in the calculation of Net Income for such period, plus (v) to the
                                                                 ----
extent not included above, Borrower's Share of Investment Affiliate EBITDA for each Investment Affiliate, minus (vi) the gains (and plus the losses) from
                           -----                     ----
extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, all of the foregoing without duplication.

         "Effective Date" means the date this Agreement becomes effective in
          --------------
accordance with Section 9.9.

         "Environmental Affiliate" means any partnership, joint venture, trust
          -----------------------
or corporation in which an equity interest is owned by the Borrower, either directly or indirectly, and, as a result of the ownership of such equity interest, the Borrower may have recourse liability for Environmental Claims against such partnership, joint venture or corporation (or the property thereof).

         "Environmental Approvals" means any permit, license, approval, ruling,
          -----------------------
variance, exemption or other authorization required under applicable Environmental Laws.

         "Environmental Claim" means, with respect to any Person, any notice,
          -------------------
claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on such Person.

         "Environmental Laws" means any and all federal, state, and local
          ------------------
statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

         "Equity Value" means Market Value less Borrower Debt.
          ------------

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a
          -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.
          ---------------------

         "Euro-Dollar Business Day" means any Domestic Business Day on which
          ------------------------
commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch
          --------------------------
or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a
          ----------------
Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
          ------------------------------
2.7(b).

         "Event of Default" has the meaning set forth in Section 6.1.
          ----------------

         "Existing Credit Agreement" has the meaning set forth in the recitals
          -------------------------
to this Agreement.

         "Extension Fee" has the meaning set forth in Section 2.8(f).
          -------------

         "Extension Request" has the meaning set forth in Section 2.9(b).
          -----------------

         "Facility Fee" has the meaning set forth in Section 2.8(a).
          ------------

         "Federal Funds Rate" means, for any day, the rate per annum (rounded
          ------------------
upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal
          ---------------------
Reserve System as constituted from time to time.

         "Fee Letter" means the letter agreement, dated as of the date hereof,
          ----------
between the Borrower and PNC, as the same may be amended, supplemented or otherwise modified from time to time.

         "$50,000,000 Credit Agreement" means that certain Credit Agreement
          ----------------------------
($50,000,000 Revolving Line of Credit) of even date herewith among the Borrower and certain Banks (as defined therein) providing for loans from such Banks to the Borrower in the amount of up to Fifty Million Dollars ($50,000,000), as the same may be amended, supplemented or otherwise modified from time to time.

         "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.
          --------------

         "Fiscal Year" means the fiscal year of Borrower and CESRRI which shall
          -----------
be the twelve (12) month period ending on the last day of December in each year.

         "Fixed Charges" for any period means the sum, without duplication and
          -------------
on a consolidated basis, of (i) Debt Service for such period, (ii) the product of the average number of apartment units owned by Borrower or any Consolidated Subsidiary during such period times the Capital Reserve for such period, (iii) the product of the average number of square feet of retail improvements owned by Borrower or any Consolidated Subsidiary during such period times the Retail Capital Reserve Reduction Amount for such period, (iv) Borrower's Share of the aggregate sum of the product of the average number of apartment units owned (directly or indirectly) by each Investment Affiliate during such period and the Capital Reserve for such period, (v) Borrower's Share of the aggregate sum of the product of the number of square feet of retail improvements owned (directly or indirectly) by each Investment Affiliate during such period and the Retail Capital Reserve Reduction Amount for such period, and (vi) dividends on preferred units payable by Borrower for such period.

         "Fixed Rate Borrowing" has the meaning set forth in Section 1.3.
          --------------------

         "Fixed Rate Indebtedness" means all Indebtedness for borrowed money
          -----------------------
which accrues interest at a fixed rate.

         "Floating Rate Indebtedness" means all Indebtedness for borrowed money
          --------------------------
which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

         "Fronting Bank" shall mean PNC Bank, National Association or such other
          -------------
Bank acceptable to the Administrative Agent which is designated by Borrower in its Notice of Borrowing as the Bank which shall issue a Letter of Credit with respect to such Notice of Borrowing.

         "Fronting Bank Fee" has the meaning set forth in Section 2.8(c).
          -----------------

         "Funds from Operations" means Net Income of the Borrower excluding
          ---------------------
gains (or losses) from Debt Restructuring and sales of property, plus depreciation and amortization with respect to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting principles recognized as
          ----
such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Acts" has the meaning set forth in Section 2.16(g).
          -----------------

         "Governmental Authority" means any national, state or local government
          ----------------------
(whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Group of Loans" means, at any time, a group of Loans consisting of (i)
          --------------
all Committed Loans which are Base Rate Loans at such time, or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

         "Hedge Rate" means a rate of interest per annum (including any reserve
          ----------
or cost adjustments) equal to nine percent (9%).

         "Increased Commitments" has the meaning set forth in Section 2.18(a).
          ---------------------

         "Indebtedness" of any Person means, without duplication, (A) as shown
          ------------
on such Person's consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (ii) all then-outstanding indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, and (iii) all obligations in respect of Capital Leases (including ground leases) of such Person, (B) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with the Indebtedness set forth in clauses (A), (B) or (C) hereof. For purposes of this Agreement, Indebtedness (other than Contingent Obligations) of the Borrower shall be deemed to include the Borrower's Share of the Indebtedness of any Investment Affiliate, provided that such Indebtedness is nonrecourse, both directly and indirectly, to the Borrower or a Consolidated Subsidiary, and provided further, that if such Indebtedness is recourse to the Borrower, or a Consolidated Subsidiary, it shall be treated as Indebtedness to the extent of such recourse for the purposes of this definition. Notwithstanding the foregoing, amounts available under construction loans, or other credit facilities not then outstanding shall not be deemed to be Indebtedness.

         "Indemnitee" has the meaning set forth in Section 9.3(b).
          ----------

         "Interest Expense" means, for any period and without duplication, total
          ----------------
interest expense, whether paid, accrued or capitalized of Borrower, on a consolidated basis, determined in accordance with GAAP, plus Borrower's Share of accrued, paid or capitalized interest with respect to any Indebtedness of Investment Affiliates (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

         "Interest Period" means: (a) with respect to each Euro-Dollar
          ---------------
Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one (1), two (2), three (3) or six (6) months thereafter, and, if acceptable to all of the Banks, ending twelve (12) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:
                                  --------

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (ii)  any Interest Period which begins on the last Euro-Dollar

Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

                  (iii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

          (b) with respect to each Money Market LIBOR Loan, the period commencing on the date of Borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than fourteen (14) days or more than one hundred eighty (180) days) as the Borrower may elect in accordance with Section 2.3; provided, that:
                                          --------

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (iii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

          (c) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of Borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than fourteen (14) days or more than one hundred eighty (180) days) as the Borrower may elect in accordance with Section 2.3; provided that:
                                                   --------

                  (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "Interest Rate Contracts" means, collectively, interest rate swap,
          -----------------------
collar, cap
or similar agreements providing interest rate protection.

         "Interest Rate Hedges" has the meaning set forth in Section 5.12.
          --------------------

         "Investment Affiliate" means any Person in whom CESRRI or Borrower
          --------------------
holds more than a twenty percent (20%) equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of CESRRI or Borrower on the consolidated financial statements of CESRRI or Borrower.

         "Investment Affiliate EBITDA" means, for any period, (i) the Net Income
          ---------------------------
of an Investment Affiliate for such period, plus (ii) depreciation and amortization expense and other non-cash items of such Investment Affiliate deducted in the calculation of Net Income for such period, plus (iii) total interest expense, whether paid, accrued or capitalized, of such Investment Affiliate deducted in the calculation of Net Income for such period, plus (iv) Taxes of such Investment Affiliate deducted in the calculation of Net Income for such period, minus (v) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, all of the foregoing without duplication.

         "Investment Grade Ratings" means at least two (2) ratings for
          ------------------------
Borrower's or CESRRI's senior unsecured debt, one of which must be a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody's, and the other of which must be an equivalent rating of BBB- or Baa3 or higher, provided that, in the absence of such ratings of Borrower's or CESRRI's, as applicable, senior unsecured debt, two (2) comparable ratings, as determined by the Administrative Agent, assigned by the Rating Agencies to CESRRI's preferred stock (at least one of which must be a comparable rating from Moody's or S&P) will be deemed to constitute the Investment Grade Ratings.

         "Investment Mortgages" means mortgages securing Indebtedness directly
          --------------------
or indirectly owed to Borrower or any of its Subsidiaries, including certificates of interest in real estate mortgage investment conduits.

         "Invitation for Money Market Quotes" has the meaning set forth in
          ----------------------------------
Section 2.3(c).

         "Land" means unimproved real estate, including future phases of a
          ----
partially completed project, owned or leased by Borrower for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or has been discontinued for a continuous period longer than sixty (60) days prior to completion.

         "Lease-Up Property" means any Property owned by the Borrower or a
          -----------------
Consolidated Subsidiary which has been substantially completed within the preceding one (1) year period and which has not been occupied by tenants under bona fide leases totalling at least seventy-five percent (75%) of the residential units in such Property for at least two (2) consecutive Fiscal Quarters.

         "Letter(s) of Credit" has the meaning provided in Section 2.2 (b).
          -------------------

         "Letter of Credit Collateral" has the meaning provided in Section
          ---------------------------
6.4(b).

         "Letter of Credit Collateral Account" has the meaning provided in
          -----------------------------------
Section 6.4(a).

         "Letter of Credit Documents" has the meaning provided in Section
          --------------------------
2.17(a).

         "Letter of Credit Fee" has the meaning provided in Section 2.8(b).
          --------------------

         "Letter of Credit Usage" means at any time the sum of (i) the aggregate
          ----------------------
maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's unpaid Obligations under this Agreement in respect of the Letters of Credit.

         "Leverage Ratio" means the percentage determined by dividing Borrower
          --------------
Debt by Market Value and multiplying the quotient by one hundred percent (100%).

         "LIBOR Auction" means a solicitation of Money Market Quotes setting
          -------------
forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge,
          ----
charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market
          ----
Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or Money Market Loans
          -----
or any combination of the foregoing.

         "Loan Availability" means the maximum amount available to be borrowed
          -----------------
hereunder in compliance with the covenants contained in Section 5.8(e) and (i), but in no event to exceed the aggregate Commitments.

         "Loan Documents" means this Agreement, the Notes, the Letter(s) of
          --------------
Credit and the Letter of Credit Documents.

         "London Interbank Offered Rate" has the meaning set forth in Section
          -----------------------------
2.7(b).

         "Margin Stock" shall have the meaning provided such term in Regulation
          ------------
U of the Federal Reserve Board.

         "Market Value" means the sum of (i) the book value of all Unrestricted
          ------------
Tangible Assets, plus (ii) for all income-producing residential rental Properties, other than Lease-Up Properties, owned and operated by the Borrower or a Consolidated Subsidiary for at least two (2) consecutive Fiscal Quarters but less than four (4) consecutive Fiscal Quarters, the estimated market value thereof, as determined by dividing the annualized aggregate Net Operating Income for such Properties for the number of Fiscal Quarters actually owned, less the Capital Reserve for such Properties, by an eight and three-quarters percent (8.75%) capitalization rate, plus (iii) for all income-producing residential rental Properties, other than Lease-Up Properties, owned and operated by the Borrower or a Consolidated Subsidiary for four (4) Fiscal Quarters or more, the estimated Market Value thereof, as determined by dividing the aggregate Net Operating Income for such Properties for the immediately preceding four (4) Fiscal Quarters, less the Capital Reserve for such Properties, by an eight and three-quarters percent (8.75%) capitalization rate, plus (iv) for all income-producing retail Properties owned and operated by the Borrower or a Consolidated Subsidiary for at least two (2) consecutive Fiscal Quarters but less than four
(4) consecutive Fiscal Quarters, the estimated market value thereof, as determined by dividing the annualized aggregate Net Operating Income for such Properties for the number of Fiscal Quarters actually owned, less the Retail Capital Reserve Reduction Amount for such Properties, by a ten percent (10%) capitalization rate, plus (v) for all income-producing retail Properties owned and operated by the Borrower or a Consolidated Subsidiary for four (4) Fiscal Quarters or more, the estimated market value thereof, as determined by dividing the aggregate Net Operating Income for such Properties for the immediately preceding four (4) Fiscal Quarters, less the Retail

Capital Reserve Reduction Amount for such Properties, by a ten percent (10%) capitalization rate, plus (vi) for any acquired Properties owned and operated by the Borrower or a Consolidated Subsidiary for a period of less than two (2) consecutive Fiscal Quarters, the Aggregate Purchase Price for such Properties, plus (vii) for the Property Service Businesses, the estimated market value thereof, determined by dividing the Property Service Business EBITDA for each of the Property Service Businesses for the immediately preceding four (4) Fiscal Quarters by a fourteen percent (14%) capitalization rate, plus (viii) the value of each Lease-Up Property and of all Properties which are not revenue generating, such as Land and Properties under Development, based upon the value thereof as determined in accordance with GAAP, plus (ix) Borrower's Share of the estimated market value of any Property owned by any Investment Affiliate determined based upon the status of such Property in accordance with the applicable preceding subparagraphs (ii) through (viii).

         "Material Adverse Effect" means an effect resulting from any
          -----------------------
circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) effect the business, operations, properties, assets or financial condition of Borrower and its Consolidated Subsidiaries taken as a whole, (ii) impair the ability of Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (iii) cause a Default under Sections 5.8, 5.9 or 5.13.

         "Material Plan" means at any time a Plan or Plans having aggregate
          -------------
Unfunded Liabilities in excess of $5,000,000.

         "Materials of Environmental Concern" means and includes pollutants,
          ----------------------------------
contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

         "Maturity Date" shall mean the date when all of the Obligations
          -------------
hereunder shall be due and payable, which date shall be February 4, 2004, or, if properly extended in accordance with Section 2.9, February 4, 2005, unless accelerated pursuant to the terms hereof.

         "Minimum Equity Value" means an amount not less than One Billion Two
          --------------------
Hundred Million Dollars ($1,200,000,000) plus seventy-five percent (75%) of Net Offering Proceeds received by CESRRI or Borrower after the Effective Date, to be adjusted on the last day of each fiscal year as provided in Section 5.8(b).

         "Money Market Absolute Rate" has the meaning set forth in Section
          --------------------------
2.3(d)

(ii)(D).

         "Money Market Absolute Rate Loan" means a Loan to be made by a Bank
          -------------------------------
pursuant to an Absolute Rate Auction.

         "Money Market Borrowing" has the meaning set forth in Section 1.3.
          ----------------------
         "Money Market Lending Office" means, as to each Bank, its Domestic
          ---------------------------
Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by
                              --------
notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a Loan to be made by a Bank pursuant to
          -----------------------
a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Article VIII).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market
          -----------------
Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.3 (d)
          -------------------
(ii)(C).

         "Money Market Quote" means an offer by a Bank to make a Money Market
          ------------------
Loan in accordance with Section 2.3.

         "Money Market Quote Request" has the meaning set forth in Section
          --------------------------
2.3(b).

         "Moody's" means Moody's Investors Service, Inc. or any successor
          -------
thereto.

         "Mortgage Constant Debt Service" means the principal and interest
          ------------------------------
payments due based upon an eight and one-half percent (8.5%) mortgage constant multiplied by the amount of the Unsecured Debt.

         "Multiemplover Plan" means at any time an employee pension benefit plan
          ------------------
within the meaning of Section 4001 (a) (3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Income" means, for any period, the net earnings (or loss) after
          ----------
Taxes of the applicable Person, on a consolidated basis, for such period, calculated in conformity with GAAP.

         "Net Offering Proceeds" means, without duplication, (a) all cash
          ---------------------
proceeds received by CESRRI as a result of the sale of common, preferred or other classes of stock in CESRRI (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of CESRRI prepared in accordance with GAAP) less customary costs and discounts of issuance paid by CESRRI, all of which proceeds shall have been concurrently contributed by CESRRI to Borrower as additional capital, plus (b) all cash and the fair market value
                                   ----
of the net equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower or shares of CESRRI, less customary costs and discounts of issuance and reasonable and customary transaction expenses paid by Borrower.

         "Net Operating Income" means, for any period with respect to any
          --------------------
Property owned by Borrower, any Consolidated Subsidiary or any Investment Affiliate, the net operating income of such Property for such period (i) determined in accordance with GAAP, (ii) determined in accordance with the past practices of Borrower, (iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property, (iv) inclusive of all ground lease payments, (v) exclusive of any deduction for depreciation, amortization, or Interest Expense and (vi) exclusive of any material items of a non-recurring nature which must be excluded in accordance with GAAP.

         "Net Present Value" shall mean, as to a specified or ascertainable
          -----------------
dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

         "Non-Apartment Properties" means Properties that are direct or indirect
          ------------------------
interests in income-producing real estate which are not operated as primarily multifamily residential properties.

         "Non-Excluded Taxes" has the meaning set forth in Section 8.4(a).
          ------------------

         "Non-Recourse Indebtedness" means Indebtedness with respect to which
          -------------------------
recourse to the Borrower or its Consolidated Subsidiaries for payment is limited to specific assets of such entities related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness provided, however, that personal recourse of Borrower or any of its Consolidated Subsidiaries for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

         "Notes" means promissory notes of the Borrower, substantially in the
          -----
forms of Exhibit
A-1 and Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Borrowing (as defined in
          -------------------
Section 2.4(a)).

         "Notice of Interest Rate Election" has the meaning set forth in Section
          --------------------------------
2.6.

         "Notice of Money Market Borrowing" has the meaning set forth in Section
          --------------------------------
2.3(f).

         "Obligations" means all obligations, liabilities, indemnity obligations
          -----------
and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

         "Other Taxes" has the meaning set forth in Section 8.4(b).
          -----------

         "Other Indebtedness" means all Indebtedness other than the Obligations.
          ------------------

         "OP Units" means partnership interests of any kind in the Borrower.
          --------

         "PNC" means PNC Bank, National Association.
          ---

         "Parent" means, with respect to any Bank, any Person controlling such
          ------
Bank.

         "Participant" has the meaning set forth in Section 9.6(b).
          -----------

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity
          ----
succeeding to any or all of its functions under ERISA.

         "Permit" means any permit, approval, authorization, license, variance
          ------
or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Investments" shall have the meaning ascribed thereto in
          ---------------------
Section 5.8(g).

         "Permitted Liens" means:
          ---------------

                  a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

                  b. statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

                  c. deposits made in the ordinary course of business to secure liabilities to insurance carriers;

                  d. Liens for purchase money obligations for equipment in the ordinary course of business; provided that (i) the Indebtedness secured by any
                             --------
such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

                  e. easements, rights-of-way, zoning restrictions, other similar charges or encum-brances and all other items listed on Schedule B to Borrower's or a Consolidated Subsidiary's owner's title insurance policies, except in connection with any Indebtedness, for any of Borrower's or a Consolidated Subsidiary's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower or the applicable Consolidated Subsidiary, and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

                  f. Liens and judgments which have been or will be bonded over or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against CESRRI, Borrower, or any Subsidiary;

                  g. Liens on Property of the Borrower or its Subsidiaries (other than any Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

                  h. Liens in the form of a deed of trust for the benefit of the Borrower or any Wholly-Owned Consolidated Subsidiary against any Property of any other Wholly-Owned Consolidated Subsidiary of the Borrower, provided that (i) the Property is located in the District of Columbia or, if located outside of the District of Columbia, the deed of trust shall be released within ninety (90) days following the filing thereof, (ii) the amount secured by all such Liens does not exceed twenty percent (20%) of the Unencumbered Asset Value, (iii) the secured indebtedness secured by such Liens, and the ownership interests of any Wholly-Owned Consolidated Subsidiary holding such secured indebtedness, shall not be subject to any rights, liens or security interests of any other party,
(iv) any Wholly-Owned Consolidated Subsidiary holding any such secured indebtedness shall be in compliance with Section 5.19 hereof, (v) each such Lien shall be subject to an agreement between the Wholly-Owned Consolidated Subsidiary owning such Lien and the Administrative Agent on behalf of the Banks, which shall provide (A) for the delivery to the Administrative Agent of duly-executed releases of such Lien in recordable form to be held by the Administrative Agent in accordance with the provisions of such agreement, (B) that such Lien shall automatically be and become null and void upon the occurrence of an Event of Default described in Section 6.1(f) or (g) and that the Administrative Agent shall immediately thereafter record such releases, (C) that such Lien shall be and become null and void upon the occurrence of an Event of Default described in Section 6.1(a) or (h) or following an acceleration of the Obligations and the Administrative Agent shall immediately thereafter record such releases, unless the Required Banks shall elect to permit such Lien to remain effective within five (5) Domestic Business Days following the occurrence of such Event of Default or acceleration of the Obligations and (D) for the notation of the existence of such agreement on the instrument or instruments evidencing the indebtedness secured by such Lien, and (vi) the Borrower shall deliver to the Administrative Agent such evidence of compliance with the foregoing requirements as the Administrative Agent shall reasonably request.

         "Permitted Recourse Debt" means Secured Debt which is also Recourse
          -----------------------
Debt.

         "Person" means an individual, a corporation, a partnership, an
          ------
association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a
          ----
Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by the
          ----------
Administrative Agent in Pittsburgh, Pennsylvania, from time to time as its Prime Rate.

         "Properties Under Development" means Properties the primary purpose of
          ----------------------------
which is to be residential rental owned by the Borrower, a Consolidated Subsidiary or an Investment Affiliate and on which the Borrower, a Consolidated Subsidiary or an Investment Affiliate has commenced and continues to pursue construction of a building or other improvements; provided that any such Property will no longer be considered a Property under Development when seventy-five percent (75%) of the rental units contained therein are occupied by tenants under leases.

         "Property" means, with respect to any Person, any real or personal
          --------
property, building, facility, structure, equipment or unit, or other tangible asset owned by such Person.

         "Property Purchase Contract Obligations" means the Aggregate Purchase
          --------------------------------------
Price to be paid under purchase agreements for Properties to be developed by any Person other than Borrower or any Consolidated Subsidiary and to be acquired by Borrower or any Consolidated Subsidiary following completion of construction of the improvements, provided that a Property Purchase Contract Obligation shall be deemed to exist upon the execution of the applicable purchase agreement. The Property Purchase Contract Obligation shall be deemed to have terminated upon final closing of the applicable purchase transaction and when seventy-five percent (75%) of the rental units contained therein are occupied by tenants under leases.

         "Property Service Business" means any Person primarily engaged in
          -------------------------
providing services related to real estate properties, including, without limitation, Smith Realty Company, Consolidated Engineering, and Smith Management Construction, Inc., so long as the Borrower shall own fifty-one percent (51%) or more of the economic interests therein.

         "Property Service Business Unsecured Debt" means Indebtedness of any
          ----------------------------------------
Property Service Business which is not Secured Debt, and for which there is no recourse to the Borrower or any of its other Consolidated Subsidiaries.

         "Property Service Business EBITDA" means, for any period (i) Net Income
          --------------------------------
for such Property Service Business for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus (iv) Taxes deducted in the calculation of Net Income for such period, minus (v) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, all of the foregoing without duplication.

         "Qualifying Ground Lease" means (i) the leases described on Exhibit N
          -----------------------
and (ii) any lease (a) which is a direct ground lease (or indirect ground lease, so long as each ground lease in the chain of title meets the following criteria) granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least thirty (30) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor, and (f) which contains reasonably customary lender protection provisions, including, without limitation, provisions to the effect that (A) the lessor shall notify a first-lien holder of a security interest in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default; and (B) in the event that such lease is terminated, such first-lien holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease. Upon submission to Administrative Agent of a ground lease pursuant to Section 5.14, the Administrative Agent shall notify Borrower within five (5) Domestic Business Days if it determines that the ground lease does not constitute a Qualifying Ground Lease and, if it does not, whether it is willing to waive such non-compliance.

         "Qualifying Unencumbered Property" means any Property from time to time
          --------------------------------
which (i) is an operating and primarily multi-family residential Property wholly-owned in fee simple absolute by Borrower, or a Wholly-Owned Consolidated Subsidiary, provided that the ownership interest in any such Property may be held pursuant to a Qualifying Ground Lease, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, or to any agreement which, with the passage of time or the occurrence of any condition, would result in a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the sale of, or the creation or assumption of any Lien upon such Property, except for any Restricted Asset as long as the Restricted Asset Penalties do not exceed the limitations set forth in (x) below, and also provided that a general limitation on the amount of Secured Debt which may be incurred or certain ratios relating to Secured Debt shall not be construed to constitute a covenant, condition or other restriction which prohibits or limits the creation or assumption of any Lien on such Property, (iv) shall be an institutional-class Property, (v) shall have been substantially completed, shall be free from all material structural and title defects and shall not be subject to any material renovation project, as certified in writing by the Borrower to the Administrative Agent, provided that, notwithstanding the foregoing, a Property which constitutes a Property under Development may constitute a Qualifying Unencumbered Property as long as it satisfies the other requirements hereof and as long as such Properties in the aggregate do not exceed fifteen percent (15%) of the Unencumbered Asset Value, and provided that Qualifying Unencumbered Properties which constitute Properties under Development and Qualifying Unencumbered Properties which constitute Lease-Up Properties shall not, in the aggregate, exceed twenty percent (20%) of the Unencumbered Asset Value, (vi) shall be free from any Materials of Environmental Concern, in violation of any Environmental Laws, as certified in writing by the Borrower to the Administrative Agent and, if requested by Administrative Agent, as verified by an environmental assessment report obtained by Borrower at time of acquisition or any other time which report may be from Consolidated Engineering, provided that, if such report is provided by Consolidated Engineering, the Administrative Agent shall have the right, at Borrower's expense, to cause such report to be reviewed and approved by an independent environmental firm selected by the Administrative Agent, (vii) is occupied by tenants under bona fide leases occupying at least eighty-five percent (85%) of the residential units, provided that Properties which are less than eighty-five percent (85%) occupied may be included as Qualifying Unencumbered Properties, as long as such Properties do not exceed twenty percent (20%) of Unencumbered Asset Value, and provided further that Lease-Up Properties or Properties Under Development shall not be subject to the foregoing limitation or included in the calculation thereof,
(viii) does not, in the case of any single Property, represent more than twenty-five percent (25%) of the Unencumbered Asset Value, except for any Property approved by the Required Banks, (ix) is located in an Approved CMSA, and (x) may constitute a Restricted Asset, provided, however, a Property shall not constitute a Qualifying Unencumbered Property to the extent that the addition of such Property to the Qualifying Unencumbered Properties would cause the Restricted Asset Penalties to exceed seven and one-half percent (7.5%) of the Unencumbered Asset Value. Notwithstanding the foregoing limitations, any other Property shall constitute a Qualifying Unencumbered Property if it has been so approved by the Required Banks in their sole and absolute discretion.

         "Rating Agencies" means, collectively, S&P, Moody's, Fitch Investors
          ---------------

Services, L.P. and any other rating agency proposed by the Borrower and acceptable to the Administrative Agent in its reasonable discretion.

         "Real Property Assets" means as of any time, the real property assets
          --------------------
(including interests in participating mortgages in which the Borrower's interest therein is characterized as equity according to GAAP) owned directly or indirectly by the Borrower and the Consolidated Subsidiaries at such time.

         "Recourse Debt" shall mean Indebtedness that is not Non-Recourse
          -------------
Indebtedness.

         "Regulation U" means Regulation U of the Board of Governors of the
          ------------
Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time (a) prior to the termination of the
          --------------
Commitments, Banks having in excess of sixty-one percent (61%) of the aggregate amount of the Commitments, and (b) following the termination of the Commitments, Banks owed portions of the Obligations in excess of sixty-one percent (61%) of the aggregate outstanding Obligations.

         "Requirements of Law" means as to any Person, the charter and by-laws,
          -------------------
partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X of the Federal Reserve Board, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

         "Restricted Asset" means a Real Property Asset with respect to which
          ----------------
Borrower or any Wholly-Owned Consolidated Subsidiary has agreed that it would, upon a sale or other transfer of such Real Property Asset, be obligated to pay a Restricted Asset Penalty.

         "Restricted Asset Penalty" means the estimated amount of any
          ------------------------
contractual liability of Borrower or a Wholly-Owned Consolidated Subsidiary which would be owed to the prior owner, or the principals of the prior owner, of the applicable Real Property Asset in the event of a sale or other transfer of such Qualifying Unencumbered Property as reasonably determined by Borrower. In the event that the Restricted Asset Penalty is to be determined based upon the tax liability of the prior owner, or the principals of the prior owner, resulting from any such sale or other transfer, the Restricted Asset Penalty shall equal the maximum total taxable gain which could be recognized as a result of any such sale or other transfer times a tax rate of forty percent (40%) as calculated by Borrower and certified as true and correct to the Administrative Agent. The Restricted Asset Penalty shall be calculated at the time that a Restricted Asset becomes a Qualifying Unencumbered Property and thereafter once annually by March 31 of each calendar year, and the aggregate Restricted Asset Penalties shall be recalculated in each quarterly Compliance Certificate as Restricted Assets are added or removed.

         "Retail Capital Reserve" means for any period, $.0425 per square foot
          ----------------------
of retail improvements for each Fiscal Quarter to occur during such period (in connection with any annualized calculation, the Retail Capital Reserve shall also be annualized).

         "Retail Capital Reserve Reduction Amount" means the greater of (i) the
          ---------------------------------------
Retail Capital Reserve for the applicable period, or (ii) the actual Capital Expenditures incurred for the applicable period (in connection with any annualized calculation, the Retail Capital Reserve Reduction Amount used in such calculation shall also be annualized).

         "Revolving Credit Notes" means promissory notes of the Borrower,
          ----------------------
substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay Base Rate Loans and Euro-Dollar Loans made by the Banks, and "Revolving Credit Note" means any one of such promissory notes.

         "S&P" means Standard & Poor's Ratings Services, a division of The
          ---
McGraw-Hill Companies, Inc., or any successor thereto.
         "Secured Debt" means Indebtedness, the payment of which is secured by a
          ------------
Lien on any Property directly owned or leased by Borrower, or any Consolidated Subsidiary, or any Investment Affiliate, provided that Secured Debt shall not be deemed to include any Indebtedness of any Consolidated Subsidiary which is secured by a Lien in favor of the Borrower or any other Consolidated Subsidiary against a Property located in the District of Columbia.

         "Securities" means any stock, shares, voting trust certificates,
          ----------
general and limited partnership interests, limited liability company interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that Securities shall not include Cash
                                 --------
and Cash Equivalents, Investment Mortgages or interests in Consolidated Subsidiaries.

         "Skyline Retail Property" means that approximately 205,000 square foot
         -------------------------
enclosed community retail center located on Route No. 7 in Northern Virginia at the intersection of the boundaries of Fairfax County, Arlington County and the City of Alexandria.

         "Solvent" means, with respect to any Person, that the fair saleable
         ---------
value of such Person's assets exceeds the Indebtedness of such Person.

         "Subsidiary" means any corporation or other entity of which securities
         ------------
or other ownership interests having (a) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or having (b) management control of any such entity, are at the time directly or indirectly owned by the Borrower.

         "Taxes" means all federal, state, local and foreign income and gross
         -------
receipts taxes.

         "Term" has the meaning set forth in Section 2.9(a).
         ------

         "Termination Event" shall mean (i) a "reportable event", as such term
         -------------------
is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001 (a) (2) of ERISA) or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multi-employer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

         "Treasury Rate" means, as of any date, a rate equal to the annual yield
         ---------------
to
maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15-- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

         "Unencumbered Asset Value" means the sum, without duplication, of (i)
         -------------------------
the estimated market value of all primarily residential rental Qualifying Unencumbered Properties owned and operated by the Borrower or a Wholly-Owned Consolidated Subsidiary for at least two (2) consecutive Fiscal Quarters, but less than four (4) consecutive Fiscal Quarters (except for such Qualifying Unencumbered Properties described in (iii) and (v) below), as determined by taking the annualized aggregate Net Operating Income of such Properties for the number of Fiscal Quarters actually owned, less the Capital Reserve, divided by an eight and three-quarters percent (8.75%) capitalization rate, (ii) the estimated market value of all residential rental Qualifying Unencumbered Properties owned and operated by the Borrower or a Wholly-Owned Consolidated Subsidiary for four (4) or more consecutive Fiscal Quarters, as determined by taking the aggregate Net Operating Income of such Properties for the previous four (4) Fiscal Quarters, less the Capital Reserve, divided by an eight and three-quarters percent (8.75%) capitalization rate, (iii) the cost of construction of Qualifying Unencumbered Properties which have been substantially completed within the previous four (4) Fiscal Quarters, and which are Lease-Up Properties, (iv) for all acquired residential rental Qualifying Unencumbered Properties which have been owned by Borrower or a Wholly-Owned Consolidated Subsidiary for a period of less than two (2) Fiscal Quarters, the Aggregate Purchase Price thereof, and (v) fifty percent (50%) of the cost of construction expended to date with respect to Qualifying Unencumbered Properties which constitute Properties under Development and which are not Lease-Up Properties.

         "Unencumbered NOI" means for any period, Net Operating Income from all
         ------------------
of the Qualifying Unencumbered Properties.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the
         ----------------------
amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for the purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the fifty
         ---------------
states and the District of Columbia.

         "Unrestricted Tangible Assets" means (a) the tangible assets of the
         ------------------------------
Borrower and its Consolidated Subsidiaries as determined in accordance with GAAP and (b) other assets of the Borrower approved by the Administrative Agent, other than real estate assets, security deposits, escrow accounts and other reserve accounts.

         "Unsecured Debt" means Indebtedness of Borrower or any Consolidated
         ----------------
Subsidiary, which is not Secured Debt or Property Service Business Unsecured
Debt.

         "Unsecured Debt Service" means, based on the amount of Unsecured Debt
         ------------------------
outstanding as of the end of the applicable Fiscal Quarter, or other date of determination, and determined on an annualized basis, the higher of (i) the actual Interest Expense on Unsecured Debt plus actual principal amortization (excluding balloon payments due at maturity), (ii) the Assumed Unsecured Debt Service, or (iii) the Mortgage Constant Debt Service.

         "Unsecured Interest Expense" means Interest Expense other than Interest
         ----------------------------
Expense payable in respect of Secured Debt.

         "Unused Commitment" means an amount equal to all unadvanced funds
         -------------------
(other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

         "Wholly-Owned Consolidated Subsidiary" means a Consolidated Subsidiary,
         --------------------------------------
the ownership interests of which are wholly owned by the Borrower, except for general partnership interests of two percent (2%) or less which are owned by CESRRI or a wholly-owned subsidiary of CESRRI, as long as the entity owning such general partnership interests is not the managing general partner of the applicable Wholly-Owned Consolidated Subsidiary.

         SECTION 1.2. Accounting Terms and Determinations.
                      -----------------------------------

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of CESRRI, Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that, if the Borrower notifies the Administrative Agent the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks. The financial results of any Person in whom CESRRI or Borrower holds, directly or indirectly, an equity interest of twenty percent (20%) or less shall be disregarded for all purposes.

         SECTION 1.3. Types of Borrowings.
                      -------------------

         The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market Loans bearing interest at the Base Rate pursuant to Article
VIII), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which a Bank's share is determined on the basis of its bid in accordance therewith).

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.1. Commitments to Lend.
                      -------------------

         (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower and participate in Letters of Credit issued by the Fronting Bank on behalf of the Banks pursuant to this
Article II from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding together with such Bank's pro rata share of the Letter of Credit Usage shall not exceed the amount of its Commitment, provided that in no event shall the aggregate amount of the Loans then outstanding and Letter of Credit Usage, exceed the Loan Availability. Each Borrowing under this Section 2.1 shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b) or in any amount required to reimburse the Fronting Bank for any drawing under any Letter of Credit) and, other than with respect to Money Market Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

         (b) If at any time the outstanding principal balance of the Loans and the Letter of Credit Usage exceeds the Loan Availability, Borrower shall submit to the Administrative Agent, not later than fifteen (15) days following written notice from the Administrative Agent to Borrower (which notice Administrative Agent shall send to the Borrower promptly following receipt of a Compliance Certificate reflecting such excess borrowing condition, and copy of which notice shall be sent promptly by the Administrative Agent to each Bank) of the existence of such excess borrowing condition, a written plan pursuant to which Borrower shall cause such excess borrowing condition to be eliminated not later than thirty (30) days following such notice from the Administrative Agent to the Borrower, through one or both of the following means: Borrower shall (A) pay to the Administrative Agent such amounts and/or (B) designate to the Administrative Agent such additional Qualifying Unencumbered Properties as may be acceptable under Section 5.14 as are necessary so that the outstanding principal balance of the Loans and the Letter of Credit Usage does not exceed the Loan Availability. Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Borrowings shall be permitted, and the Borrower shall not cause or allow any existing Qualifying Unencumbered Property to no longer be a Qualifying Unencumbered Property, so long as such excess borrowing condition shall continue to exist. Nothing in this Section 2.1(b) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair the Banks' rights thereunder in respect of any such breach thereof by Borrower.

     SECTION 2.2.  Notice of Borrowing.
                   -------------------

          (a) The Borrower shall give Administrative Agent notice not later than 10:00 a.m. Pittsburgh time (x) one (1) Domestic Business Day before each Base Rate Borrowing, or (y) two (2) Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing or a combination thereof,

                 (ii)   the aggregate amount of such Borrowing,

                 (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

                 (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                 (v) to which account of Borrower the funds are to be directed, and

                 (vi)   the proposed use of the Borrowing.

          (b) Borrower shall give the Administrative Agent, and the designated Fronting Bank, written notice in the event that it desires to have Letters of Credit (each, a "Letter of Credit") issued hereunder no later than 10:00 a.m., Pittsburgh time, at least four (4) Domestic Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Bank, (ii) the aggregate amount of the requested Letters of Credit,
(iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Domestic Business Day), (v) the name and address of the beneficiary, (vi) the expiration date, including all available extension options, of the Letter of Credit (which in no event shall be later than twelve (12) months after the issuance of such Letter of Credit or the Maturity Date, whichever is earlier),
(vii) the purpose and circumstances for which such Letter of Credit is being issued and (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank), including, if available, a proposed form of the Letter of Credit. Each such notice may be revoked telephonically by the Borrower to the applicable Fronting Bank and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Administrative Agent within one (1) Domestic Business Day by facsimile. No later than 10:00 a.m., Pittsburgh time, on the date that is four (4) Domestic Business Days prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided, that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with customary and commercially reasonable practice or law and, provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder before the third Domestic Business Day following the date that such draft is presented if such presentation is made later than 10:00 A.M. Pittsburgh time. The Borrower shall further deliver to the Fronting Bank such additional instruments and documents as the Fronting Bank may reasonably require in conformity with the commercially reasonable practices of its letter of credit department, in connection with the issuance of such Letter of Credit. At the time that each Letter of Credit is issued, Borrower shall pay to the Administrative Agent for the benefit of Fronting Bank an issuance fee, to be retained by the Fronting Bank with no obligation to share with any other Bank, with respect to each Letter of Credit issued in an amount equal to Five Hundred Dollars ($500). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit.

     SECTION 2.3. Money Market Borrowings.
                  -----------------------

          (a)    The Money Market Option. From time to time during the Term, and
                 -----------------------
provided that at such time either Borrower or CESRRI maintains the Investment Grade Ratings, the Borrower may, as set forth in this Section 2.3, request the Banks during the Term to make offers to make Money Market Loans to the Borrower, provided that the aggregate amount of Money Market Loans shall not exceed, at any time, the lesser of (i) $50,000,000 in the aggregate outstanding, and (ii)
(A) the lesser of (I) the aggregate Commitments or (II) Loan Availability, minus
(B) all other Loans then outstanding and Letter of Credit Usage, and (iii) fifty percent (50%) of the lesser of (A) the aggregate Commitments or (B) Loan Availability. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan only on the last day of the Interest Period applicable thereto and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.3 or under Section 2.1, as applicable, at the time of such Borrowing, until the Domestic Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

          (b)    Money Market Quote Request. When the Borrower wishes to request
                 --------------------------
offers to make Money Market Loans under this Section 2.3, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request (each, a "Money Market Quote Request") substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. Pittsburgh time on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $3,000,000 or a larger multiple of $100,000,

          (iii) the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 180 days), subject to the provisions of the definition of Interest Period,

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate,

          (v)    to which account of Borrower the funds are to be directed, and

          (vi)   the proposed use of the Borrowing.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five (5) Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request, and no more than two (2) Money Market Quote Requests may be submitted within any calendar month. There shall be no more than five (5) Money Market Loans outstanding at any one time. To the extent that any such Borrowing would result in the outstanding Loans exceeding

Loan Availability, as based upon the most recent Compliance Certificate but also taking into account additional Unsecured Debt which has been incurred subsequent to the most recent Compliance Certificate, a Compliance Certificate in accordance with Section 5.8(l) shall be delivered with the applicable Money Market Loan Request.

          (c)    Invitation for Money Market Quotes. Promptly upon receipt of a
                 ----------------------------------
Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes (each, an "Invitation for Money Market Quote") substantially in the form of Exhibit C hereto or such replacement form as may be delivered by the Administrative Agent, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section 2.3.

          (d)    Submission and Contents of Money Market Quotes.
                 --------------------------------------- ------

          (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this
Section 2.3(d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. Pittsburgh time on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or
(y) 9:30 A.M. Pittsburgh time on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower. Such Money Market Loans may be funded by such Bank's Designated Lender (if any) as provided in Section 9.6(d), however such Bank shall not be required to specify in its Money Market Quote whether such Money Market Loans will be funded by such Designated Lender.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A)   the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $3,000,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the fixed rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E)   the identity of the quoting Bank.

A Money Market Quote may set forth up to five (5) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded by the Administrative Agent if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by Section 2.3(d)(ii) above;

               (B) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in Section 2.3(d)(ii)(B) above);

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D)   arrives after the time set forth in Section 2.3(d)(i).

               (e)   Notice to Borrower. The Administrative Agent shall promptly
                     ------------------
(and in any event within one (1) Domestic Business Day) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.3(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote or modifies the terms of such previous Money Market Quote to provide terms more favorable to Borrower. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f)   Acceptance and Notice by Borrower. Not later than 10:30 A.M.
                ---------------------------------
Pittsburgh time on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers communicated to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be $3,000,000 or a larger multiple of $100,000;

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          (iv)  the Borrower may not accept any offer that is described in
Section 2.3(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g)   Allocation by Administrative Agent. If offers are made by two or
                ----------------------------------
more Banks with the same Money Market Margins or Money Market Absolute

Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Administrative Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

          (h)  Notification by Administrative Agent. Upon receipt of the
               ------------------------------------
Borrower's Notice of Money Market Borrowing in accordance with Section 2.3(f) hereof, the Administrative Agent shall promptly notify each Bank of the principal amount of the Money Market Borrowing accepted by the Borrower and of such Bank's share (if any) of such Money Market Borrowing and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. A Bank who is notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 9.6(d). Any Designated Lender which funds a Money Market Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment when due. No Bank shall be relieved of its obligation to fund a Money Market Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

          (i)  Funding of Pro Rata Shares. Notwithstanding anything to the
               --------------------------
contrary contained herein, each Bank shall be required to fund its pro rata share of Committed Loans in accordance with Section 2.1 hereof despite the fact that such Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

     SECTION 2.4. Notice to Banks; Funding of Loans.
                  ---------------------------------

          (a)  Upon receipt of a notice from Borrower in accordance with Section
2.2 hereof (each such notice being a "Notice of Borrowing") in the form of
Exhibit I attached hereto, and, if the amount of the Borrowing would result in the outstanding Loans exceeding Loan Availability, based upon the most recent Compliance Certificate but also taking into account any additional Unsecured Debt which has been incurred subsequent to the most recent Compliance Certificate, an updated Compliance Certificate in accordance with Section 5.8(l) shall be delivered simultaneously therewith, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, send each Bank a copy of the Notice of Borrowing and, if applicable, the Compliance Certificate, and notify each Bank of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

          (b) Not later than 1:00 p.m. Pittsburgh time on the date of each Borrowing as indicated in the Notice of Borrowing, each Bank shall make available its share of such Borrowing in Federal funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address referred to in Section 9.1. If the Borrower has requested the issuance of a Letter of Credit, no later than 12:00 Noon Pittsburgh time on the date of such issuance as indicated in the notice delivered pursuant to Section 2.2(b), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to or as directed by the Borrower with a copy thereof to the Administrative Agent. Promptly following receipt of a copy of each Letter of Credit, Administrative Agent shall deliver a copy thereof to each Bank. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, such Fronting Bank shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Bank's ratable share thereof (based upon the ratio its Commitment bears to the aggregate of all Commitments). Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Bank to fund its ratable share of any such draw. The Administrative Agent will instruct the Fronting Bank to make such Letter of Credit available to or as directed by the Borrower and the Fronting Bank shall make such Letter of Credit available to or as directed by the Borrower at the Borrower's aforesaid address or at such address in the United States as Borrower shall request on the date of the Borrowing.

          (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with

Section 2.4(b), and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand, and in the case of the Borrower one (1) Domestic Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for the purposes of this Agreement.

          (d) The failure of any Bank to make available to the Administrative Agent its share of any Borrowing shall not relieve any other Bank of its obligation to fund its share of such Borrowing.

     SECTION 2.5.  Notes.
                   -----

          (a) The Base Rate Loans and the Euro-Dollar Loans of each Bank shall be evidenced by a single Revolving Credit Note in the amount of its Commitment payable to the order of such Bank for the account of its Applicable Lending Office. The Money Market Loans of each Bank, including each Designated Lender, shall be evidenced by a single Bid Rate Note in the amount of up to $50,000,000, payable to the order of such Bank for the account of its Applicable Lending Office.

          (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type (including Money Market Loans) be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A-2 hereto (or in the case of a Money Market Loan, in substantially the form of Exhibit A-1 hereto) with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly.

Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

          (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) the last day of the Interest Period applicable to such Money Market Borrowing or (ii) the Maturity Date.

          (f) There shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any one time.

     SECTION 2.6. Method of Electing Interest Rates.
                  ---------------------------------

          (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

               (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-

          Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent on or before 10:00 a.m. Pittsburgh time at least two (2) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $100,000, (iii) there shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Default or Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

          (b)  Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Euro-Dollar Group of Loans, such Euro-Dollar Group of Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (d) If the Borrower shall fail to pay any principal of or interest on any Money Market Loan when due, such Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day (the "Default Rate").

     SECTION 2.7. Interest Rates.
                  --------------

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.6 or at the Maturity Date, at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans for such day. Such interest shall be payable in arrears on the first day of each calendar month.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable in arrears for each Interest Period on the first day of each calendar month.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest
          --------------------------------------
Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the London Interbank Offered Rate applicable during such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means
          -----------------------------
the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at 11:00 a.m. London time two (2) Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Borrowing or Group of Loans or portion thereof to be converted into or continued as Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     The "Euro-Dollar Reserve Percentage" means for any day that percentage
          ------------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Euro-Currency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus, or minus, the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof, except as may be otherwise agreed among Borrower, Administrative Agent and the applicable Bank, but in no event shall interest be payable at any interval shorter than one month. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter during the continuance of such Event of Default at a rate per annum equal to the Default Rate.

          (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the Default Rate.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

     SECTION 2.8. Fees.
                  ----

          (a)  Facility Fee. At any time while the Investment Grade Ratings are
               ------------
not maintained, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee (the "Facility Fee") on the aggregate Commitments at the respective percentages per annum based upon the range into which the Borrower's Leverage Ratio then falls, in accordance with the following table. Any change in Borrower's Leverage Ratio causing it to move to a different range on the table shall effect an immediate change in the Facility Fee, effective on the earlier of (i) the date of the Compliance Certificate reflecting such change in the Leverage Ratio, or (ii) the last day on which a Compliance Certificate is required to be delivered in accordance with the provisions hereof:


                                                   Facility Fee
          Leverage Ratio                           (% per annum)
          --------------                           -------------

          *30%                                     0.15

          **30% *40%                               0.15

          **40% *50%                               0.20

          **50% ***57.5%                           0.20


*   means less than
**  means more than or equal to
*** means less than or equal to

     During any time when either CESRRI or Borrower shall maintain the Investment Grade Ratings, "Facility Fee" shall mean a facility fee on the aggregate Commitments at the respective percentages per annum based upon the Credit Ratings then applicable in accordance with the following table:

          Credit Rating                                Facility Fee
          (S&P/Moody's Ratings)                        (% per annum)
          ---------------------                        -------------

          A-/A3 or higher              0.125

          BBB+/Baa1                    0.15

          BBB/Baa2                     0.15

          BBB-/Baa3                    0.20


Any change in Credit Rating causing it to move into a different range on the table shall effect an immediate change in the applicable percentage per annum. If CESRRI or Borrower, as applicable shall maintain two (2) Credit Ratings, and such ratings are not equivalent, the Facility Fee shall be based upon the higher of such Credit Ratings as long as such ratings are only one level apart. In the event that the ratings are more than one level apart, the Facility Fee will be based upon the rating which shall be one level above the lower of the two ratings. In the event that CESRRI or Borrower, as applicable, receives more than two (2) Credit Ratings, and such ratings are not equivalent, the Facility Fee shall be determined by the lower of the two (2) highest ratings, provided that at least one (1) of such highest Credit Ratings shall be from S&P or Moody's. In the event that at least one (1) of the two (2) highest ratings shall not be a Credit Rating from S&P or Moody's, then the applicable percentage per annum shall be determined by the lowest of the ratings. In the event that only one (1) Rating Agency has set the Borrower's or CESRRI's Credit Rating, or CESRRI or Borrower does not maintain the Investment Grade Ratings, then the Facility Fee shall be based on Borrower's Leverage Ratio as set forth above. Notwithstanding anything herein contained to the contrary, the Borrower shall always have the right to elect that the Facility Fee be determined based upon its Leverage Ratio by written notice to Administrative Agent, with such election to become effective upon the next Domestic Business Day following receipt of such notice by the Administrative Agent. Any change in the Facility Fee resulting from a change in a Credit Rating shall become effective on the effective date of the change in the applicable Credit Rating. The Facility Fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Term. The Facility Fee for any partial calendar quarter shall be prorated as provided in Section 2.14.

          (b)  Letter of Credit Fee. During the Term, the Borrower shall pay to
               --------------------
the Administrative Agent, for the account of the Banks in proportion to their interests in respective undrawn issued Letters of Credit, a fee (the "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum of one percent (1%) on the daily average of the undrawn amount of such Letters of Credit, which fee shall be payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of the undrawn amount of such Letters of Credit. The Letter of Credit Fee for any partial calendar quarter shall be prorated.

              (c)    Fronting Bank Fee. The Borrower shall pay the
                     -----------------
Administrative Agent, for the Fronting Bank's account, a fee (the "Fronting Bank Fee") at a rate per annum equal to one-eighth of one percent (0.125%) of the undrawn amount of such Letter of Credit (less the Fronting Bank's pro rata share thereof based upon the amount of the Fronting Bank's pro rata share of the Commitments), which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term. The Fronting Bank Fee for any partial calendar quarter shall be prorated.

              (d)    Closing Fee. The Borrower shall pay to the Administrative
                     -----------
Agent certain fees pursuant to the Fee Letter. The Administrative Agent shall pay to the Banks shares of such fees in accordance with their separate agreements.

              (e)    Administrative Agent's Fee. The Borrower shall also pay to
                     ---------------------------
the Administrative Agent, for the Administrative Agent's own account, an Administrative Agent's fee pursuant to the Fee Letter.

              (f)    Extension Fee. As provided in Section 2.9(b), the Borrower
                     -------------
shall pay to the Administrative Agent, for the account of the Banks in proportion to the Commitments, an extension fee (the "Extension Fee") in the amount of one-quarter of one percent (.25%) of the Commitments.

              (g)    Money Market Loan Fees. The Borrower agrees to pay the
                     ----------------------
Administrative Agent together with each Money Market Loan Request an administrative fee in the amount of $1,000, or as otherwise may be agreed to in writing from time to time.

              (h)    Fees Non-Refundable. All fees set forth in this Section
                     --------------------
2.8 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

        SECTION 2.9.  Maturity Date; Extension of Maturity Date.
                      -----------------------------------------

          (a) The term (the "Term") of the Commitments (and each Bank's obligations to make Loans and to participate in Letters of Credit hereunder) shall terminate and expire and the Borrower shall return or cause there to be returned all Letters of Credit to the Fronting Bank on the Maturity Date, unless the Term shall be extended as hereinafter set forth. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other obligations) shall be due and payable on such date.

          (b)    Provided that (i) no Default or Event of Default then exists,
(ii) the Borrower delivers to the Administrative Agent simultaneously with the delivery of the Extension Request (as hereinafter defined), a current Compliance Certificate as of such date updating the calculation of the covenants contained in Sections 5.8 (c), (e) and (i) and reflecting any other changes in Indebtedness and Properties since the date of the most recent Compliance Certificate, and (iii) the Extension Fee is paid simultaneously with the delivery of the Extension Request, the Borrower may extend the initial Maturity Date for an additional one (1) year period by executing and delivering to the Administrative Agent at least ninety (90) days but no more than one hundred twenty (120) days prior to the initial Maturity Date, a written request in the form of Exhibit J (an "Extension Request"). The Administrative Agent shall forward to each Bank a copy of the Extension Request delivered to the Administrative Agent promptly after receipt thereof. Upon compliance by Borrower with the foregoing conditions, then the Maturity Date shall be extended to the date one (1) year following the initial Maturity Date, without any further act or authorization by Borrower, the Administrative Agent or any Bank.

          SECTION 2.10. [Intentionally Deleted].

          SECTION 2.11. Optional Prepayments.
                        --------------------

                  (a) The Borrower may, upon notice to the Administrative Agent delivered by 11:00 a.m., Pittsburgh time on the preceding Domestic Business Day, prepay any Base Rate Group of Loans (or any Euro-Dollar Borrowing bearing interest at the Base Rate pursuant to Section 8.1), in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying to the Administrative Agent the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied by the Administrative Agent to prepay ratably the Loans of the several Banks included in such Group of Loans or Borrowing.

              (b) The Borrower may, upon notice to the Administrative Agent delivered by 11:00 a.m., Pittsburgh time on the preceding Euro-Dollar Business Day, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. The Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Any such prepayment prior to the end of the Interest Period applicable thereto shall be upon at least three (3) Euro-Dollar Business Days notice to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Euro-Dollar Group of Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

              (c) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent (by 11:00 a.m Pittsburgh time on such Domestic Business Day), reimburse the Administrative Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount.

              (d) The Borrower may at any time return, or cause to be returned, any undrawn Letter of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank within one (1) Domestic Business Day shall give the Administrative Agent and each of the Banks notice of such return.

              (e) The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods for prepayments set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of
Section 2.11(a) and (b). In no event shall the Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank. Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

              (f)    Any amounts so prepaid pursuant to Section 2.11 (a) or
(b) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments pursuant to Section 2.11(e) hereof, such amounts may not be reborrowed.

              (g) Notwithstanding anything herein contained to the contrary, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the end of the Interest Period applicable thereto.

     SECTION 2.12.   General Provisions as to Payments.
                     ---------------------------------

              (a) The Borrower shall make each payment of the principal and interest on the Loans and of fees hereunder, not later than 12:00 Noon Pittsburgh time on the date when due, in Federal or other funds immediately available in Pittsburgh, to the Administrative Agent at its address referred to in Section 9.1. If any such payment is received by the Administrative Agent later than 12:00 Noon Pittsburgh time, such payment shall be treated as having been made on the next Domestic Business Day or Euro-Dollar Business Day, as applicable. The Administrative Agent will promptly distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon Pittsburgh time on any Domestic Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Domestic Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

              (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses.
                       --------------

         If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans after notice has been given by the Administrative Agent to any Bank in accordance with Section 2.4(a), or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the last day of' the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within fifteen (15) days after Borrower receives certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error. Calculation of all amounts payable to a Bank under this Section 2.13 shall be made as though such Bank had actually funded Euro-Dollar Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Euro-Dollar Loans in an amount equal to the amount of the Euro-Dollar Loans and having a maturity comparable to the relevant Interest Period, provided, however, that each Bank may fund each of its Euro-

Dollar Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 2.13.

     SECTION 2.14. Computation of Interest and Fees.
                   --------------------------------

     All interest and fees (other than the fees due pursuant to Section 2.8(d) and the Extension Fee) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), provided that the Facility Fee shall be computed on a quarterly basis, with any partial quarter being prorated on a per diem basis using the total number of days in the applicable calendar quarter.

     SECTION 2.15. Use of Proceeds.
                   ---------------

     Borrower shall use the proceeds of the Loans for any legal, authorized business purpose, including, without limitation, pre-development costs, development costs, construction costs, acquisitions, working capital, equity investments and repayment of Indebtedness.

     SECTION 2.16. Letters of Credit.
                   -----------------

          (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.2(b) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the Borrower subject to the provisions of Section 2.2(b) in an amount or amounts equal to the amount or amounts requested by the Borrower.


          (b) Each Letter of Credit shall be issued in the minimum amount of One Hundred Thousand Dollars ($100,000).

          (c) The Letter of Credit Usage shall be no more than Twenty Million Dollars ($20,000,000) at any one time.

          (d) There shall be no more than ten (10) Letters of Credit outstanding at any one time.

          (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall notify the Borrower and the Administrative Agent (and the Administrative Agent shall notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (e), the Borrower shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent, and the Fronting Bank prior to 11:00 a.m. Pittsburgh time on the Domestic Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Bank (other than the Fronting Bank) shall, in accordance with Section 2.4 (b), make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any such Bank fails to make available to the Fronting Bank the amount of such Bank's pro rata share on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate commencing on the date such drawing is honored, and the provisions of Section
9.16 shall otherwise apply to such failure.

          (f) If after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (ii) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase by an amount deemed by the Fronting Bank or such Bank to be material, the cost to the Fronting Bank or any Bank of issuing or maintaining any Letter of Credit or participating therein, then the Borrower shall pay to the Fronting Bank or such Bank, within fifteen (15) days after written demand by such Bank (with a copy to the Administrative Agent) , which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 2.16 and will designate a different

Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 2.16 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

              (g) The Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank or (ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (collectively, "Governmental Acts"), other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower and the Fronting Bank, the Borrower assumes all risks of the acts and omissions of any beneficiary with respect to its use, or misuse of, the Letters of Credit issued by the Fronting Bank. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise, unless the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (v) for errors in interpretation of any technical terms, unless the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower; provided that, notwithstanding anything in the foregoing to the contrary, the Fronting Bank will be liable to the Borrower for any damages suffered by the Borrower or its Subsidiaries as a result of the Fronting Bank's grossly negligent or wilful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit.

              (h) If the Fronting Bank or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower any reimbursement by the Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Administrative Agent, as the case may be, its pro rata share of such payment, but without interest thereon unless the Fronting Bank or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Administrative Agent is required to pay.

              (i) The Letters of Credit issued under the Existing Credit Agreement described on Schedule 2.16 shall be deemed to be Letters of Credit issued under this Agreement.

         SECTION 2.17.  Letter of Credit Usage.
                        ----------------------

         The obligations of the Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

               (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of

Credit Documents") or any Loan Document;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document; provided, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

              (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

              (d) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Bank or any Bank (other than a defense based on the bad faith, gross negligence or wilful misconduct of the Administrative Agent, the Fronting Bank or such
Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction;

              (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank;

              (f) payment by the Fronting Bank against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; provided, that such payment shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; and

              (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower; provided, that such other circumstance or happening shall not have been the result of bad faith, gross negligence or wilful misconduct of the Fronting Bank.

     SECTION 2.18 Increase in Commitments.
                  -----------------------

          (a) Subsequent to the Effective Date, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, on one or more occasions, upon notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the Commitments by an amount not to exceed $100,000,000 in the aggregate of all such increases pursuant to this Section 2.18 (that is, the Commitments shall not exceed $200,000,000) (the amount of any such increase, the "Increased Commitments"). No such increase in the Commitments shall be less than $10,000,000. Following the delivery of such notice, the Administrative Agent and the Borrower shall cooperate with each other to obtain commitments from one or more banks or other financial institutions (which may be, but need not be, one or more of the existing Banks) to (i) in the case of any such bank or other financial institution that is an existing Bank, increase its Commitment and (ii) in the case of any other such bank or other financial institution (an "Additional Bank"), become a party to this Agreement. Each existing Bank shall confirm in writing as to whether or not it will agree to increase its Commitment within fifteen (15) Business Days of receipt of a written request therefor from the Administrative Agent. No bank or other financial institution may become an Additional Bank unless it would be permitted to be an Assignee pursuant to
Section 9.6(c). The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (a) plus the Commitments of the Additional Banks shall not in the aggregate exceed $100,000,000. No existing Bank shall be required to increase its Commitment in connection with an increase in the amount of the Commitments pursuant to this Section 2.18.

          (b)  Any increase in the amount of the Commitments pursuant to this
Section 2.18 shall become effective upon the receipt by the Administrative Agent of an agreement in the form and substance satisfactory to the Administrative Agent signed by the Borrower, CESRRI, by each Additional Bank and by each existing Bank, setting forth the new Commitments of the Additional Banks and the existing Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments (including authorization of payment to the Banks and the Administrative Agent of any costs or fees which may be incurred under Section 2.13 hereof in connection with the reallocation of outstanding Loans) and supporting legal opinions as the Administrative Agent may reasonably request.

To the extent necessary, the existing Notes shall be replaced and new Notes shall be executed and delivered. Upon receipt by the Administrative Agent of a fully executed agreement in accordance with this Section 2.18(b), Administrative Agent shall prepare replacements of Schedules I and II reflecting the new Commitment, if applicable, for each existing Bank and Additional Bank, which replacements of Schedules I and II shall be delivered by Administrative Agent to each existing Bank and Additional Bank and shall thereafter constitute Schedules I and II to this Agreement for all purposes.

                                  ARTICLE III

                                  CONDITIONS

     SECTION 3.1.  Closing.
                   -------

     The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

          (a) the Borrower shall have executed and delivered to the Administrative Agent a Revolving Credit Note and a Bid Rate Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5;

          (b) the Borrower, the Administrative Agent and each of the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

          (c)  [Intentionally Deleted]


          (d) each Wholly-Owned Consolidated Subsidiary which owns a Lien permitted under subsection h of the definition of Permitted Liens shall have executed and delivered to the Administrative Agent the materials required under such subsection h;

          (e) the Administrative Agent shall have received an opinion of Hogan & Hartson L.L.P., counsel for the Borrower, acceptable to the Administrative Agent, the Banks and their counsel;

          (f) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and CESRRI the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust or articles of incorporation of CESRRI, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of CESRRI as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to CESRRI from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

          (g)  [Intentionally Deleted]

          (h) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 2.2, if applicable, unless otherwise specified, in sufficient counterparts, reasonably satisfactory in form and substance to the Administrative Agent in its sole discretion;

          (i) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

          (j) the Administrative Agent shall be reasonably satisfied that neither the Borrower, CESRRI nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

          (k) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.8 hereof on or before the Closing Date, and the fees and expenses accrued through the Closing Date of Marcus & Shapira, LLP;

          (l) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and CESRRI and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

          (m) the Administrative Agent shall have received the audited financial statements of the Borrower and its Consolidated Subsidiaries and of CESRRI for the fiscal year ending December 31, 1999 and the interim financial statements of the Borrower and its Consolidated Subsidiaries and of CESRRI for the period ending September 30, 2000;

          (n)  no Default or Event of Default shall have occurred;

          (o) no event, act or condition shall have occurred, which in the reasonable judgment of the Administrative Agent, or the Required Banks, as the case may be, has or is likely to have a Material Adverse Effect;

          (p) the Administrative Agent shall have received a certification from the Borrower in the form of Exhibit K with respect to the Qualifying Unencumbered Properties listed on Exhibit F, and such other information with respect to such Properties as the Administrative Agent shall reasonably request; and

          (q) the Administrative Agent shall have received a current Compliance Certificate from the Borrower.

     SECTION 3.2. Borrowings.
                  ----------

     The obligation of any Bank to make a Loan or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or a Notice of Money Market Borrowing as required by
Section 2.3 or a request to cause a Fronting Bank to issue a Letter of Credit pursuant to Section 2.16;

          (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage will not exceed the lesser of the aggregate amount of the Commitments or the Loan Availability;

          (c) immediately before and after such Borrowing or issuance of any

Letter of Credit, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

          (d) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

          (e) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans, the issuance of any Letter of Credit or the consummation of the transactions contemplated by this Agreement; and

          (f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent, or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder or acceptance of a Letter of Credit issued hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), (e) and
(f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section 3.2, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent, and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

     SECTION 4.1. Existence and Power.
                  -------------------

     The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. CESRRI is a real estate investment trust or corporation, duly formed, validly existing and in good standing as a real estate investment trust or a corporation under the laws of the jurisdiction in which it is organized and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

     SECTION 4.2. Power and Authority.
                  -------------------

     The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. CESRRI has the power and authority, as general partner of the Borrower, to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize, as general partner of the Borrower, the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has obtained all consents and authorizations required pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement to which it or any of its Consolidated Subsidiaries is a party as may be necessary to allow Borrower and the Consolidated Subsidiaries to lawfully execute, deliver and perform their obligations under the Loan Documents to which they are parties.

     SECTION 4.3. No Violation.
                  ------------

     Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by the Borrower under any organizational document of any person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any material Lien whatsoever upon any Property (except as contemplated herein).
     SECTION 4.4. Financial Information.
                  ---------------------

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, dated as of December 31, 1999, and the related consolidated statements of Borrower's financial position for the fiscal year then ended, reported on by Arthur Andersen LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The consolidated balance sheet of CESRRI, dated as of December 31, 1999, and the related consolidated statements of CESRRI's financial position for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the CESRRI 1999 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of CESRRI and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (c) The consolidated balance sheets of CESRRI, the Borrower and Consolidated Subsidiaries for the quarter ending as of September 30, 2000, and the related consolidated statements of Borrower's and CESRRI's operations and consolidated statements of Borrower's and CESRRI's cash flow for such quarter and the portion of Borrower's and CESRRI's fiscal year ended on such date fairly present the financial condition of CESRRI and the Borrower on a consolidated basis as of the date thereof (subject to normal year-end adjustments) and the results of their operations and cash flows, on a consolidated basis, for the period then ended.

          (d) Since September 30, 2000, nothing has occurred having a Material Adverse Effect.

     SECTION 4.5. Litigation.
                  ----------

     Except as set forth on Schedule 4.5 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower, CESRRI or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

     SECTION 4.6. Compliance with ERISA.
                  ---------------------

          (a) As of the date hereof, except as set forth on Schedule 4.6 attached hereto, Borrower is not a member of any Plan or Multiemployer Plan or any other Benefit Arrangement.


          (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent, or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

     SECTION 4.7. Environmental Matters.
                  ---------------------

     Except as set forth on Schedule 4.7, to the best of Borrower's knowledge,
(i) the operations of Borrower and each Consolidated Subsidiary comply in all material respects with all Environmental Laws; (ii) none of Borrower's or any

Consolidated Subsidiary's present Properties or operations are subject to any Environmental Claim or Materials of Environmental Concern which would have a Material Adverse Effect on any such Person; (iii) as of the date hereof, neither Borrower, nor any Consolidated Subsidiary has filed any notice under applicable Environmental Laws reporting a release of a Materials of Environmental Concern into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in the Properties of Borrower or any Consolidated Subsidiary any Materials of Environmental Concern (except in compliance in all material respects with all applicable Environmental Laws); and (v) as of the date hereof, neither Borrower, nor any Consolidated Subsidiary has received any notice or claim to the effect that it is or may be subject to any Environmental Claim.

     SECTION 4.8. Taxes.
                  -----

     As of the date hereof, United States Federal income tax returns of the Borrower, CESRRI and their Consolidated Subsidiaries have been prepared and filed through the taxable year ended December 31, 1999. The Borrower, CESRRI and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, CESRRI or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, CESRRI and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     SECTION 4.9. [Intentionally Deleted].

     SECTION 4.10. Solvency.
                   --------

     On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

     SECTION 4.11. Use of Proceeds; Margin Regulations.
                   -----------------------------------
     All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

     SECTION 4.12. Governmental Approvals.
                   ----------------------

     No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

     SECTION 4.13. Investment Company Act; Public Utility Holding Company Act.
                   ----------------------------------------------------------

     Neither the Borrower, CESRRI nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     SECTION 4.14. Principal Offices.
                   -----------------

     As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is 11/th/ Floor, 2345 Crystal Drive, Arlington, Virginia 22202.

     SECTION 4.15. REIT Status.
                   -----------

     For the fiscal year ended December 31, 1999, CESRRI qualified and CESRRI intends to continue to qualify as a real estate investment trust under the Code.

     SECTION 4.16. Patents, Trademarks, etc.
                   ------------------------

     The Borrower has obtained and holds in full force and effect, or has the right to use, all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

     SECTION 4.17.  Ownership of Property.
                    ---------------------

     Schedule 4.17 attached hereto and made a part hereof sets forth all the real property owned or ground leased by the Borrower and Persons in which the Borrower, directly or indirectly, owns an interest as of the Closing Date. As of the Closing Date, the Borrower and such Persons have good and insurable fee simple title (or leasehold title if so designated on Schedule 4.17) to all of such real property, subject to Permitted Liens. As of the date of this Agreement, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets except as disclosed on Schedule 4.17.

     SECTION 4.18.  No Default.
                    ----------

     No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which Event of Default, Default or default is likely to result in a Material Adverse Effect.

     SECTION 4.19.  Licenses, etc.
                    -------------

     The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

     SECTION 4.20.  Compliance With Law.
                    -------------------

     To the Borrower's knowledge, the Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

     SECTION 4.21.  No Burdensome Restrictions.
                    --------------------------

     Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

     SECTION 4.22.  Brokers' Fees.
                    -------------

     The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower or the Banks of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks.

     SECTION 4.23.  Labor Matters.
                    -------------

     As of the date hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower (except for agreements between Consolidated Engineering and the International Union of Operating Engineers, the International Brotherhood of Electrical Workers and the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada) and, as of the date hereof, the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     SECTION 4.24.  Insurance.
                    ---------

     The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of the Real Property Assets, as well as commercial general liability insurance (including "builders' risk" where applicable) against claims for personal and bodily injury and/or death, to one or more persons, or property damage, as well as workers compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders rating of not less than A-VII in amounts that a prudent owner of assets such as the Real Property Assets would maintain.

     SECTION 4.25.  Organizational Documents.
                    ------------------------

     The documents delivered pursuant to Section 3.1(f) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and CESRRI. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in this Section 4.25.

     SECTION 4.26.  Qualifying Unencumbered Properties.
                    ----------------------------------

     As of the date hereof, each Property listed on Exhibit F is a Qualifying Unencumbered Property, as defined herein.

     SECTION 4.27.  Ownership of Borrower and Consolidated Subsidiaries.
                    ---------------------------------------------------

     Schedule 4.27 sets forth, as of the date hereof, the general partners of Borrower and the general partners, limited partners, and members of each Consolidated Subsidiary that is a limited partnership or a limited liability company and their respective ownership percentages and, as of the date hereof, there are no other partnership or membership interests outstanding. Except as set forth or referred to in the partnership agreement or similar organizational document of Borrower or each Consolidated Subsidiary, as of the date hereof, no partnership or membership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for partnership interests) of any Consolidated Subsidiary is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the partnership or membership interests in Borrower and each Consolidated Subsidiary have been issued in compliance, in all material respects, with all applicable Requirements of Law.

     SECTION 4.28.  Disclosure.
                    ----------

     The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to the Administrative Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date, Borrower has not intentionally withheld any material fact from the Administrative Agent and the Banks in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of Borrower's future performance, such representations and warranties are made in good faith and to the best judgment of Borrower.

     SECTION 4.29.  CESRRI's Ownership Interests.
                    ----------------------------

     CESSRI does not own or have any interest in any Property or any other Person, other than its general and limited partnership interests in Borrower and its interests in wholly-owned subsidiary corporations whose sole assets are partnership interests of one percent (1%) or less in partnerships in which the Borrower directly or indirectly owns a ninety-nine percent (99%) interest.

                                   ARTICLE V

                      AFFIRMATIVE AND NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

     SECTION 5.1.   Information.
                    -----------

     The Borrower will deliver to each of the Banks each of the financial statements and other certificates, notices and other materials described on
Schedule 5.1 on the dates required on Schedule 5.1.

     SECTION 5.2.   Payment of Obligations.
                    ----------------------

     The Borrower, and each of its Consolidated Subsidiaries will each pay and discharge, at or before maturity, all its respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION 5.3.   Maintenance of Property; Insurance; Leases.
                    ------------------------------------------

          (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

          (b) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, the Real Property Assets. The

Borrower will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

     SECTION 5.4.   Conduct of Business and Maintenance of Existence.
                    ------------------------------------------------

     The Borrower and CESRRI will continue to engage in business of the same general type as now conducted by the Borrower and CESRRI, and each will preserve, renew and keep in full force and effect, its partnership, corporate or trust existence, as applicable, and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

     SECTION 5.5.   Compliance with Laws.
                    --------------------

     The Borrower will and will cause its Subsidiaries to comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or will not expose the Administrative Agent or any of the Banks to any material liability therefor.

     SECTION 5.6.   Inspection of Property, Books and Records.
                    -----------------------------------------

     The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law, and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, including without limitation the Real Property Assets, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection by any Bank requesting any such visit or inspection.

     SECTION 5.7.   Existence.
                    ---------

     The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, CESRRI's and their Consolidated Subsidiaries, existence and their respective patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals, the nonexistence of which is likely to have a Material Adverse Effect.

     SECTION 5.8.   Financial Covenants.
                    -------------------

     (a)  EBITDA to Fixed Charges.
          -----------------------

     The ratio of EBITDA to Fixed Charges shall not be less than 1.75:1.

     (b)  Minimum Equity Value.
          --------------------

     Equity Value shall not be less than the Minimum Equity Value, provided that any increase in the Minimum Equity Value resulting from the receipt of Net Offering Proceeds during any fiscal year shall only become effective as of the last day of the applicable fiscal year.

     (c)  Leverage Ratio.
          ---------------

     The Leverage Ratio shall not exceed fifty-seven and one-half percent
(57.5%).

     (d)  EBITDA to Interest Expense Ratio.
          --------------------------------

     The ratio of EBITDA to Interest Expense shall not be less than 2.0:1.

     (e)  Unencumbered NOI to Unsecured Debt Service Ratio.
          ------------------------------------------------

     The ratio of Unencumbered NOI to Unsecured Debt Service shall not be less than 2.0:1. For the purposes of calculating Unencumbered NOI in connection with this ratio, Unencumbered NOI shall be calculated on an annualized basis based upon the Qualifying Unencumbered Properties as of the end of the applicable Fiscal Quarter, or other date of determination.

     (f)  Distributions.
          -------------

          (i) Subject to Section 5.8(f)(ii) below, aggregate distributions to holders of all common and preferred OP Units of Borrower shall not exceed the greater of (i) ninety percent (90%) of Funds from Operations, in each case for the four (4) consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter, or (ii) the minimum amount that must be distributed to all partners of Borrower so that CESRRI will receive sufficient distributions to enable it to distribute to its shareholders the amount required to remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto).

     For purpose of this Section 5.8, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or CESRRI. Notwithstanding the above, distributions shall not include payments of cash in connection with the redemption or repurchase of OP Units where the Borrower is obligated to any Person (other than CESRRI) to do so in accordance with the provisions of Borrower's limited partnership agreement or the purchase of stock for the purpose of obtaining the consideration to be provided to a Person transferring a Property to the Borrower or a Consolidated Subsidiary where the market price of such stock is below the value attributed to such stock in the purchase agreement.

          (ii) Aggregate distributions during the continuance of any Event of Default shall not exceed the amount described in clause (ii) of Section 5.8(f)(i) above, provided that the parties hereto expressly acknowledge that this Section 5.8(f)(ii) shall in no event limit or restrict in any way any of Administrative Agent's or any Bank's rights, remedies or recourse under this Agreement or any other Loan Document.

     (g)  Permitted Investments
          ---------------------
         Notwithstanding the limitations set forth in Section 5.10, Borrower may make the following investments ("Permitted Investments"), so long as (a) the aggregate amount of all Permitted Investments does not exceed, at any time and without duplication, fifteen percent (15%) of Market Value, and (b) the aggregate amount of each of the following categories of Permitted Investments does not exceed the following amounts unless approved by the Required Banks:

     Permitted Investments                   Maximum Amount
     ---------------------

     Land:                                   Ten percent (10%) of Market Value.

     Non-Apartment Properties:                    Ten percent (10%) of Market
                                             Value, excluding the Skyline Retail
                                             Property.

     Securities:                             Ten percent (10%) of Market Value,
                                             excluding the Securities of Smith
                                             Realty Company, Consolidated
                                             Engineering, Smith Management
                                             Construction, Inc., Brandywine
                                             Associates, and other Property
                                             Service Businesses.

     Investment Mortgages:                   Ten percent (10%) of Market Value.

     For purposes of this Section 5.8(g), the aggregate amount of Permitted Investments and the amounts of Permitted Investments in any category will be reduced by the applicable value of any Permitted Investment that is disposed of or is no longer invested in a Permitted Investment. Investments in partnerships, joint ventures and other non-public entities will be treated as investments in the assets owned by such partnerships, joint ventures and other entities, provided that Borrower owns in excess of fifty percent (50%) of any such partnership, joint venture or other entity. The value of each asset used in the calculation of the foregoing limitations shall be the value of such asset used in the determination of Market Value.

     (h)  Properties under Development.
          ----------------------------

          (i) The Borrower shall not permit the aggregate Budgeted Project Costs of Properties under Development at any time to exceed twenty-five percent (25%) of Market Value.

          (ii) The Borrower shall not permit the Property Purchase Contract Obligations at any time to exceed twenty percent (20%) of Market Value.

          (iii) The Borrower shall not permit the sum of the Budgeted Project Costs of Properties under Development and the Property Purchase Contract Obligations at any time to exceed thirty-five percent (35%) of Market Value.

     (i)  Maximum Leverage on Unencumbered Assets.
          ---------------------------------------

     Unsecured Debt shall not exceed fifty-five percent (55%) of Unencumbered Asset Value.

     (j)  Secured Debt.
          ------------

          (i) Secured Debt shall be Non-Recourse Indebtedness, except for Permitted Recourse Debt, and the ratio of Secured Debt to Market Value shall not exceed the amounts determined as set forth below:

               Ratio of Unencumbered     Ratio of Unsecured       Maximum Permitted
                 NOI to Unsecured       Debt to Unencumbered    Ratio of Secured Debt
                   Debt Service             Asset Value            to Market Value
Level I                  ***4.0:1                      *25%             *55%

Level II         **3.0:1 ***4.0:1         ***25% to *33.34%             *50%

Level III        **2.0:1 ***3.0:1        ***33.34%% to *55%             *45%

*    Less than
**   Greater than
***  Greater than or equal to

The ratio of Unencumbered NOI to Unsecured Debt Service shall be calculated as provided in subsection (e) above and the ratio of Unsecured Debt to Unencumbered Asset Value shall be calculated as provided in subsection (i) above. In the event that the ratio of Unencumbered NOI to Unsecured Debt Service shall be on a level different from the ratio of Unsecured Debt to Unencumbered Asset Value on the above chart, the lower level of the two ratios shall be used to determine the maximum permitted ratio of Secured Debt to Market Value. By way of example, if the ratio of Unencumbered NOI to Unsecured Debt Service shall be on Level I and the ratio of Unsecured Debt to Unencumbered Asset Value shall be on Level II, the maximum permitted ratio of Secured Debt to Market Value shall be based upon Level II, or 50%.

          (ii) The Borrower shall not permit Permitted Recourse Debt to exceed fifteen percent (15%) of Market Value.

     (k)  [INTENTIONALLY OMITTED]

     (l)  Calculation.
          -----------

     Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but the covenants contained in subsections (b), (c), (e), (g), (h), (i) and (j) shall be satisfied, to the best of Borrower's knowledge, at all times. For purposes of determining compliance with subsections (a), (d), (e) and (f), the period covered thereby shall be the immediately preceding four (4) Fiscal Quarters (for the purpose of Section 5.8(e), any Property which is owned for less than the full period shall be annualized based upon the period of ownership). When required under Section 2.4(a) in connection with a Notice of Borrowing, or under Section 2.3 in connection with a Money Market Loan Request, or at such other times as Borrower may elect, an updated Compliance Certificate shall be submitted by the Borrower to the Administrative Agent for the sole purpose of providing revised calculations of the covenants contained in Section 5.8(e) and (i) updated from the calculation thereof in the last Compliance Certificate submitted prior thereto reflecting the amount of the additional Borrowing and any other additional Unsecured Debt incurred since the most recent Compliance Certificate based upon the debt service applicable thereto as determined in accordance with the definition of Unsecured Debt Service. In connection with the addition or removal of a Qualifying Unencumbered Property or a transaction contemplated in
Section 5.17, but only if required under Section 5.14, an updated Compliance Certificate shall also be submitted by the Borrower to the Administrative Agent for the sole purpose of providing revised calculations of the covenants contained in Section 5.8(e) and (i) updated from the calculation thereof in the last Compliance Certificate submitted prior thereto reflecting a proforma calculation of Unencumbered NOI using the available historical information for the applicable Qualifying Unencumbered Property and the value thereof as determined in accordance with the definition of Unencumbered Asset Value.

     SECTION 5.9.   Restriction on Fundamental Changes.
                    ----------------------------------

          (a) Neither the Borrower nor CESRRI shall enter into any merger or consolidation, unless (i) the Borrower or CESRRI is the surviving entity (except in the case of a merger solely for the purpose of changing the corporate status of CESRRI to a real estate investment trust), (ii) the entity which is merged into Borrower or CESRRI is predominantly in the commercial real estate business, and (iii) the merger or consolidation does not have a Material Adverse Effect. Neither the Borrower nor CESRRI shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section 5.9(a) shall be deemed to prohibit the sale or leasing of portions of the Real

Property Assets in the ordinary course of business.

           (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would be materially adverse to the Banks without the Administrative Agent's consent, which shall not be unreasonably withheld. CESRRI shall not amend its articles of incorporation, by-laws, or other organizational documents in any manner that would be materially adverse to the Banks without the Administrative Agent's consent, which shall not be unreasonably withheld.

           (c) The Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to CESRRI's, articles of incorporation or declaration of trust, by-laws, or other organizational documents no less than thirty (30) days after the effective date of any such amendment.

     SECTION 5.10. Changes in Business.
                   -------------------

     Neither the Borrower nor CESRRI shall enter into any business which is substantially different from the ownership, operation and development of primarily multifamily residential properties and the provision of services relating to real estate property, including the businesses operated by the Property Service Businesses. The Borrower shall carry on its business operations through the Borrower and its Subsidiaries.


     SECTION 5.11. Margin Stock.
                   ------------

     None of the proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board.

     SECTION 5.12. Hedging Requirements.
                   --------------------

     Within five (5) Domestic Business Days after the last day of each calendar quarter, the Borrower shall have in effect "Interest Rate Hedges" on Borrower Debt so that Borrower's Floating Rate Indebtedness shall not exceed twenty percent (20%) of Market Value. "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements, each of which (i) shall have a minimum term ending on the then-applicable Maturity Date or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of such floating rate loan is less than the period ending on the then-applicable Maturity Date), (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Hedge Rate at the time of purchase or execution, and (iii) shall be with the Administrative Agent or an Approved Bank as the counterparty. The Borrower shall submit evidence of its compliance with Interest Rate Hedges to the Administrative Agent together with the certificate required to be delivered by the Borrower pursuant to Schedule 5.1(c).

     SECTION 5.13. CESRRI Status.
                   -------------

         (a)   Status. CESRRI shall at all times (i) maintain at least one class
               ------
of common shares having trading privileges on the New York Stock Exchange, or American Stock Exchange, or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

         (b)   Indebtedness. (i) CESRRI shall not directly or indirectly,
               ------------
create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, including, without limitation, any Contingent Obligation.

               (ii) CESRRI shall not permit any of its subsidiaries, the Borrower or any of the Borrower's Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, including, without limitation, any Contingent Obligation, except:

                       (A)    the Obligations; and


                       (B) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

         (c)   Restriction on Fundamental Changes.
               ----------------------------------

               (1) CESRRI shall not have an Investment in any Person other than Borrower, and the interests identified on Schedule 5.13(c)(1) as being owned by CESRRI.

               (2) CESRRI shall not acquire an interest in any Property other than Securities issued by Borrower, and the interests identified on

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

     Schedule 5.13(c)(2).

         (d)   Offering and Debt Proceeds. CESRRI shall concurrently contribute
               --------------------------
to the Borrower all Net Offering Proceeds and all CESRRI Debt Proceeds upon receipt thereof by CESRRI.

         (e)   Disposal of Partnership Interests. CESRRI will not directly or
               ---------------------------------
indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its stock, partnership or other interests in any of its wholly-owned subsidiaries which own interests in any Wholly-Owned Consolidated Subsidiary which is the owner of one or more Qualifying Unencumbered Properties or which is the owner of any Lien described in subparagraph h of the definition of "Permitted Liens", except for the reduction of CESRRI's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower, and except for the redemption of OP Units in connection with the repurchase or redemption of stock by CESRRI.

     SECTION 5.14. Acceptance of Qualifying Unencumbered Properties
                   ------------------------------------------------

     (a) The Banks have accepted the Properties listed on Exhibit F as of the Effective Date as Qualifying Unencumbered Properties. If the Borrower desires to add a Property as a Qualifying Unencumbered Property, the Borrower shall so notify the Administrative Agent in writing. To the extent that increased Loan Availability is necessary in order for a Borrowing to be permitted, such notification shall be delivered to the Administrative Agent at least five (5) Domestic Business Days prior to the submission of the applicable Notice of Borrowing or Money Market Loan Request. The Property will be accepted as a Qualifying Unencumbered Property when the Borrower delivers to the Administrative Agent a certificate that the Property is a Qualifying Unencumbered Property in the form attached hereto as Exhibit K, as well as the following in form and substance satisfactory to the Administrative Agent:

          (i) with respect to any Property being acquired by Borrower or a Wholly-Owned Consolidated Subsidiary, a copy of the relevant materials relating to such Property submitted by the Borrower to its board of directors, executive committee or investment committee, as applicable for their approval, or such other materials as Borrower deems relevant, as well as a copy of the environmental report, if requested by the Administrative Agent, and, if applicable, any ground lease affecting such Property; and

          (ii) if required under Section 2.3 or 2.4(a), or if the Borrower

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

     otherwise so elects, an updated Compliance Certificate as described in
     Section 5.8(l); and

          (iii) if such Property is subject to a lien permitted under subsection h of the definition of Permitted Liens, all of the materials required under such subsection h.

     Following receipt of the foregoing certificate, documents and information, the Administrative Agent shall review them as expeditiously as is reasonably practicable under the circumstances but in any event within five (5) Domestic Business Days of receipt of all such documents and information. If, following such review, the Administrative Agent has confirmed that such Property constitutes a Qualifying Unencumbered Property, the Administrative Agent will promptly send copies of the applicable certificate concerning Qualifying Unencumbered Property status and the related property information and, if applicable, copies of the Compliance Certificate updating the calculation of the covenants contained in Section 5.8(e) and (i), to the Banks. If, following such review, the Administrative Agent determines that such Property does not constitute a Qualifying Unencumbered Property or that Administrative Agent does not have sufficient information or documents to determine whether the Property constitutes a Qualifying Unencumbered Property, the Administrative Agent will promptly so notify the Borrower that the Property shall not be deemed to be a Qualifying Unencumbered Property.

     (b) If, following a determination by the Administrative Agent that a Property does not constitute a Qualifying Unencumbered Property, the Borrower shall so request that the Administrative Agent submit such Property to the Banks for the approval by the Required Banks, the Administrative Agent will submit such documents and information to the other Banks for their review. The Borrower also shall have the right, while acknowledging that a Property does not meet the standards of a Qualifying Unencumbered Property, to submit the applicable documents and information described in subparagraph (a) above to the Administrative Agent and the Banks, and request that such Property nevertheless be accepted by the Required Banks as a Qualifying Unencumbered Property. Each Bank shall notify the Administrative Agent whether it approves or rejects of the designation of such Property as a Qualifying Unencumbered Property within ten
(10) Domestic Business Days of receipt of such documents and information. If a Bank shall fail to so notify the Administrative Agent, then such Bank shall be deemed to have accepted such Property. If, following such review, the Property is approved by the Required Banks, such Property shall immediately become a Qualifying Unencumbered Property. If, following such review, the Property is rejected by the Required Banks, the Administrative Agent will promptly so notify the Borrower.

     (c) From time to time the Borrower may elect that a Property cease to be a Qualifying Unencumbered Property. Such election shall be in writing and shall be effective upon delivery to the Administrative Agent, provided that, if the ceasing of such Property to constitute a Qualifying Unencumbered Property shall result in a reduction in Loan Availability or result in a violation of any other limitation affecting the Qualifying Unencumbered Properties, such election shall be delivered to the Administrative Agent five (5) Domestic Business Days before such election shall become effective. Such election shall become effective on such fifth Domestic Business Day so long as:

               (i) no Default or Event of Default shall have occurred and be continuing both at the time of such election and immediately after giving effect to such election; and

               (ii) the Borrower shall have delivered to the Administrative Agent an updated Compliance Certificate with such election in accordance with Section 5.8(l) demonstrating on a pro forma basis that the Borrower will remain in compliance with Section 2.1 and 5.8 (e) and (i) hereof after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Qualifying Unencumbered Property to be given concurrently with such request, and the Administrative Agent shall have reviewed and accepted such updated Compliance Certificate.

     (d) A Property shall cease to be included in the calculation of Unencumbered Asset Value and its Net Operating Income shall cease to be included in the calculation of Unencumbered NOI if it shall cease to be a Qualifying Unencumbered Property.

     SECTION 5.15. Payment of Taxes and Claims.
                   ---------------------------

     Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

     SECTION 5.16. Maintenance of Permits, Etc.
                   ----------------------------

     Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise, authorization or right, except where such suspension, cancellation, revocation or discontinuance would not have a Material Adverse Effect.

     SECTION 5.17. Disposal of Consolidated Subsidiary Interests.
                   ---------------------------------------------

     Neither Borrower nor CESRRI will directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership or membership interests, whether owned directly or indirectly through other Persons, in any Wholly-Owned Consolidated Subsidiary at any time when such Wholly-Owned Consolidated Subsidiary owns a Qualifying Unencumbered Property or owns a Lien described in subparagraph h of the definition of "Permitted Liens", unless, after giving effect to such transaction, there is no Default or Event of Default hereunder, including, without limitation, a breach of Section 5.8 hereof. Upon any such sale, transfer, assignment, pledge, encumbrance or disposal of any partnership or membership interests in accordance with this Section 5.17, each Qualifying Unencumbered Property owned by the applicable Wholly-Owned Consolidated Subsidiary or encumbered by a Lien owned by the applicable Wholly-Owned Consolidated Subsidiary shall cease to be a Qualifying Unencumbered Property. Borrower shall provide the Administrative Agent with an updated Compliance Certificate pursuant to Section 5.8(1) demonstrating Borrower's continued compliance prior to the consummation of any such transaction.

     SECTION 5.18.  Environmental Liabilities.
                    -------------------------

     Neither Borrower nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, the Borrower shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject the Borrower or such Subsidiary to any criminal penalty or subject Administrative Agent, or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

     SECTION 5.19.  Wholly Owned Consolidated Subsidiaries.
                    --------------------------------------

     CESRRI and Borrower shall not permit any Wholly-Owned Consolidated Subsidiary which owns a Qualifying Unencumbered Property and any Wholly-Owned Consolidated Subsidiary which owns a Lien described in subparagraph h of the definition of "Permitted Liens", to:

          (a) issue, assume or incur any Indebtedness or Contingent Obligations, provided that nothing contained herein shall affect the right of such Wholly-Owned Consolidated Subsidiary to acquire any primarily multi-family residential Property subject to Secured Debt, so long as (i) the Secured Debt shall constitute Non-Recourse Indebtedness, (ii) the amount of the Secured Debt shall not exceed the Aggregate Purchase Price thereof if acquired from a party other than Borrower or a Subsidiary or the value thereof as reasonably determined by the Administrative Agent if acquired from the Borrower or a Subsidiary and (iii) the Borrower shall cause such Secured Debt to be repaid in full within ninety
               (90) days following the acquisition of the applicable Property;

          (b) grant, assume or incur any Lien, except as permitted for the ninety (90) day period provided for in subparagraph (a) above, and except for Permitted Liens (other than Liens described in subparagraph g of the definition of "Permitted Liens");

          (c) acquire interests in any other corporation, partnership, limited liability company or other entity, provided that nothing contained herein shall affect the right of such Wholly-Owned Consolidated Subsidiary to acquire any primarily multi-family residential Property;

          (d) if such Wholly-Owned Consolidated Subsidiary owns a Qualifying Unencumbered Property, engage in any other business other than the ownership of primarily multi-family residential Properties and the Skyline Retail Property;

          (e) if such Wholly-Owned Subsidiary owns a Lien described in subparagraph h of the definition of Permitted Liens, engage in any other business other than the owning of such Lien and indebtedness secured thereby and the owning of any other Liens and the related secured indebtedness of other Wholly-Owned Consolidated Subsidiaries; or

          (f) have as its managing general partner or managing member any party other than the Borrower.

                                  ARTICLE VI

                                  DEFAULTS

         SECTION 6.1. Events of Default.
                      -----------------

         If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable hereunder and, except for the payments due on the Maturity Date, the same shall continue for a period of ten (10) days after the same becomes due;

               (b) the Borrower or CESRRI, as applicable, shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), or Sections 5.10 to 5.13, inclusive;

               (c) the Borrower or CESRRI, as applicable, shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a), (b), (d), (e), (f), (g), (h), (j), (n), (o) or (p) of this Section 6.1 which clauses either provide for no notice or grace period, or for a different notice or grace period) for thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent, or, if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days, such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety
(90) days;

               (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed to be made) and the defect causing such representation or warranty to be incorrect when made (or deemed to be made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

               (e) the Borrower, or any Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds Five Million Dollars ($5,000,000) and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Recourse Debt; or the Borrower, or any Subsidiary shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such Recourse Debt or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Recourse Debt;

               (f) the Borrower, CESRRI or any Consolidated Subsidiary shall commence a voluntary case or other voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

               (g) an involuntary case or other proceeding shall be commenced against the Borrower, CESRRI or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against the Borrower, CESRRI or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (h) one or more final, non-appealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more shall be entered by a court or courts of competent jurisdiction against the Borrower, CESRRI or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees and not stayed or enjoined before having a Material Adverse Effect;

               (i) there shall be a change in the majority of the directors or trustees, as applicable, of CESRRI during any twelve (12) month period, excluding any change in directors or trustees resulting from (x) the death or disability of any director or trustee, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of CESRRI to qualify under applicable law as independent trustees or directors or (z) the replacement of any director or trustee who is an officer or employee of CESRRI or an affiliate of CESRRI with any other officer or employee of CESRRI or an affiliate of CESRRI;

               (j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of CESRRI;

               (k)  [INTENTIONALLY OMITTED]

               (1) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiemployer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than Ten Million Dollars ($10,000,000) and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

               (m) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than Ten Million Dollars ($10,000,000) and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

               (n) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document;

               (o) a default beyond any applicable notice or grace period under any of the other Loan Documents; or

          (p) an Event of Default shall occur under the $50,000,000 Credit Agreement.

     SECTION 6.2. Rights and Remedies.
                  -------------------

          (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or in equity or under any of the other Loan Documents, declare the Commitments terminated and the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent, and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks or the Fronting Bank under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks and/or the Fronting Bank. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

     SECTION 6.3. Notice of Default.
                  -----------------

     The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

     SECTION 6.4. Actions in Respect of Letters of Credit.
                  ---------------------------------------

          (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent may, and upon the demand of the Required Banks shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article VI or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

          (b) The Borrower hereby pledges, assigns and grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

               (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

               (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

               (iii) all interest, dividends, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

               (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

          (c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Banks to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Banks in respect of the Letters of Credit.

          (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 6.4(h) hereof.

          (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

          (f)  If any Event of Default shall have occurred and be continuing:

               (i) The Administrative Agent may, in its sole discretion without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) to amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, to any other unpaid obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.4 are in addition to any rights and remedies which any Bank may have.

               (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the Commonwealth of Virginia at that time.

          (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

          (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.5. Distribution of Proceeds after Default.
                  --------------------------------------

     Notwithstanding anything contained herein to the contrary, during the continuance of an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans.

     SECTION 6.6.  Debtor Relief Proceedings.
                   -------------------------

     Each of the Wholly-Owned Consolidated Subsidiaries, which owns a Qualifying Unencumbered Property or a lien described in subparagraph h of the definition of Permitted Liens, constitutes an essential asset of the Borrower, and if the Borrower shall ever voluntarily seek the benefits of any Debtor Relief Law, then the Borrower shall contemporaneously therewith, to the extent such entities are legally entitled to such relief, cause each such Wholly-Owned Consolidated Subsidiary to seek such relief. If any individual Wholly-Owned Consolidated Subsidiary, which owns a Qualifying Unencumbered Property or a lien described in subparagraph h of the definition of Permitted Liens, shall ever voluntarily seek the benefits of any Debtor Relief Law, then the Borrower shall contemporaneously therewith, to the extent the Borrower is legally entitled to such relief, seek such relief and cause each of the other Wholly-Owned Consolidated Subsidiaries, which owns a Qualifying Unencumbered Property or a lien described in subparagraph h of the definition of Permitted Liens, to seek such relief to the extent such entities are legally entitled to such relief.

                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

     SECTION 7.1. Appointment and Authorization.
                  -----------------------------

     Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of the Banks and the Fronting Bank and does not assume and shall not be deemed to have assumed any relationship of agency or trust with or for the Borrower.

     SECTION 7.2. Agency and Affiliates.
                  ---------------------

     PNC shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and PNC and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, CESRRI or any Subsidiary or affiliate of the Borrower as if it was not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include PNC in its individual capacity.

     SECTION 7.3. Action by Administrative Agent.
                  ------------------------------

     The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, the Administrative Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by the Administrative Agent in administering its own similar loans, and shall at all times keep accurate books of account reflecting the interests of the Banks in the Loans. Such books shall be available to the Banks for inspection during business hours with reasonable notice to the Administrative Agent. Except as stated in the preceding two (2) sentences or as otherwise expressly set forth in this Agreement, the Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be construed so as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to them and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; and (ii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     SECTION 7.4. Consultation with Experts.
                  -------------------------

     As between Administrative Agent and the Banks, the Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.5. Liability of Administrative Agent.
                  ---------------------------------

     As between Administrative Agent and the Banks, neither the Administrative

Agent, nor any of its affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or wilful misconduct. As between Administrative Agent and the Banks, neither the Administrative Agent, nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Administrative Agent or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent and the Banks, the Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.6. Indemnification.
                  ---------------

     Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or wilful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts
                                     --------
which were theretofore paid by each Bank. The Administrative Agent shall reimburse such Banks so entitled to reimbursement within two (2) Domestic Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

     SECTION 7.7. Credit Decision.
                  ---------------

     Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.8. Successor Administrative Agent.
                  ------------------------------

     The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and shall resign, at the request of the Required Banks, in the event its Commitment is reduced to an amount less than the amount of the next largest Commitment. Further, the Required Banks may, for good cause, remove Administrative Agent at any time by giving at least thirty (30) Domestic Business Days' prior written notice to the Borrower and all other Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, which shall be selected by the Required Banks from between First Union National Bank and U.S. Bank National Association. In the event that both First Union National Bank and U.S. Bank National Association shall decline to serve, or following their resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent (other than First Union National Bank and U.S. Bank National Association) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. Any successor Administrative Agent must be a Bank (i) the senior debt obligations of which (or such Bank's parent's senior unsecured debt obligations) are rated not less than Baa by Moody's or a comparable rating by a rating agency acceptable to the Required Banks and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be the Administrative Agent, who shall act until the Required Banks shall appoint a successor Administrative Agent. Upon the acceptance by a successor Administrative Agent of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent as applicable. Any resignation or removal of the Administrative Agent shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 7.8.

     SECTION 7.9. Consents and Approvals.
                  ----------------------

     (a) All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Domestic Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action) or all the Banks, as the case may be.

     (b) The Administrative Agent may at any time request instructions from the Required Banks with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant without instructions from any Banks, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, or any of the other Loan Documents in accordance with the instructions of Required Banks or, where applicable, all Banks. The Administrative Agent shall promptly notify each Bank at any time that the Required Banks have instructed the Administrative Agent to act or refrain from acting pursuant hereto. Each Bank agrees that any action taken by the Administrative Agent at the direction or with the consent of Required Banks in accordance with the provisions of this Agreement or any Loan Document, and the exercise by the Administrative Agent at the direction or with the consent of Required Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Required Banks, except for actions specifically requiring the approval of all Banks.

     SECTION 7.10.  Delivery of Documents.
                    ---------------------

     The Administrative Agent shall as soon as reasonably practicable and, in any event, within thirty (30) days, distribute to each Bank at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Bank may request in writing, (i) such Bank's Notes, (ii) all documents set forth on the Closing Requirements attached hereto as Exhibit O, (iii) all other documents or information which the Administrative Agent is required to send to Banks pursuant to the terms of this Agreement, and (iv) other information or documents received by the Administrative Agent at the request of any Bank. In addition, within fifteen (15) Domestic Business Days after receipt of a request in writing from a Bank for written information or documents provided by or prepared by Borrower, CESRRI or any Consolidated Subsidiary or Investment Affiliate, the Administrative Agent shall deliver such written information or documents to such requesting Bank if Administrative Agent has possession of such written information or documents in its capacity as the Administrative Agent or as a Bank.

     SECTION 7.11.  Inspection of Books and Records.
                    -------------------------------

     Subject to the provisions of Section 5.6, each Bank shall have the right to exercise the rights of the Administrative Agent set forth in the Loan Documents to inspect the books and records of the Borrower, CESSRI, any Consolidated Subsidiary and any other Person.

     SECTION 7.12.  Administrative Agent's Commitment.
                    ---------------------------------

     Prior to any Event of Default, PNC agrees to retain a Commitment, in an amount equal to or greater than the lesser of (a) $25,000,000 or (b) the highest



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

Commitment of any other Bank.

                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

     SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair.
                  --------------------------------------------------------

     If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market LIBOR Loan:

          (a) the Administrative Agent has determined in good faith that deposits in dollars (in the applicable amounts) are not being offered to the Administrative Agent in the relevant market for such Interest Period, or


          (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent, or any Bank making a Money Market LIBOR Loan advises the Administrative Agent that the applicable Money Market Margin quoted by such Bank, will not adequately and fairly reflect the cost to such Bank of funding its Euro-Dollar Loans or the Money Market LIBOR Loans, as applicable, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans and Money Market LIBOR Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Domestic Business Days before the date of (i) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market LIBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.2. Illegality.
                  ----------

     If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending

Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office)
(x) to make, maintain or fund its Euro-Dollar Loans or Money Market Loans, or
(y) to participate in any Letter of Credit issued by the Fronting Bank, or, with respect to the Fronting Bank, to issue any Letter of Credit, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank in case of the event described in clause (x) above to make Euro-Dollar Loans or Money Market Loans, as applicable or in the case of the event described in clause (y) above, to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letter of Credit, shall be suspended. With respect to Euro-Dollar Loans and Money Market LIBOR Loans, before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Money Market Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan or Money Market Loans, as applicable shall be converted as of such date to a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Money Market Loans, as applicable, of the other Banks), and such Bank shall be deemed to have made such a Base Rate Loan.


     If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans or Money Market Loans, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitment of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitment of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(e).

     SECTION 8.3. Increased Cost and Reduced Return.
                  ---------------------------------

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

          (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date, or the date of the related Money Market Quote, as applicable, affecting such Bank's Euro-Dollar Loans, Money Market Loans, its Note, or its obligation to make Euro-Dollar Loans or Money Market Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending office) of making or maintaining any Euro-Dollar Loan or Money Market Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans or Money Market Loans, by an amount reasonably deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans and Money Market Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent) , the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 8.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.3 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d)  If at any time, any Bank shall be owed amounts pursuant to this
Section 8.3, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitment of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitment of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(e).

     SECTION 8.4. Taxes.
                  -----


          (a) Any and all payments by the Borrower to or for the account of any Bank, or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank, the Fronting Bank or, the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or Letter of Credit or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Letter of Credit (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Bank, the Fronting Bank, and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Fronting Bank, or the Administrative Agent (as the case may be) and, so long as such Bank, the Fronting Bank or the Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date such Bank, the Fronting Bank, or the Administrative Agent (as the case may be) makes demand therefor.

          (d)  Each Bank organized under the laws of a jurisdiction outside the

United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with two duly completed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying in the case of a Form W-8BEN or W-8ECI, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).


          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonable request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          (g)  If at any time, any Bank shall be owed amounts pursuant to this
Section 8.4, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitment of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to

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offer to purchase the Commitment of such Bank for such amount, which offer such
Bank is hereby required to accept, or (y) repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(e).

     SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans.
                  ----------------------------------------------------------

     If (i) the obligation of any Bank to make Euro-Dollar Loans or Money Market Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans or Money Market Loans and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.5 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans or Money Market Loans and thereafter all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or Money Market Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Money Market Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans or Money Market Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans or Money Market Loans shall be applied to repay its Base Rate Loans instead.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1. Notices.
                  -------

     Any notice, request, demand, direction or other communication (for purposes of this Section 9.1 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has

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

previously been delivered to the applicable parties hereto by another means set forth in this Section 9.1) in accordance with this Section 9.1. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule II hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 9.1. Any Notice shall be effective:

          (a)  In the case of hand-delivery, when delivered;

          (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 9.1; and

          (f) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to the Borrower or CESRRI shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of its receipt of such Notice. Notwithstanding the foregoing, notices given under Article II or Article VIII to the Administrative Agent shall not be effective until received and no notice given pursuant to Section 6.1 shall be given by a Website Posting or by telephone.

          SECTION 9.2. No Waivers.
                       ----------

          No failure or delay by the Administrative Agent, or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further

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

exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3. Expenses; Indemnification.
                      -------------------------

               (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including reasonable fees and disbursements of special counsel Marcus & Shapira, LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable out-of-pocket costs and expenses of PNC in connection with the syndication of the Loans, subject to a maximum reimbursement of $10,000, and, in addition thereto, all reasonable fees and disbursements of special counsel Marcus & Shapira, LLP in connection with the syndication of the Loans, (iii) any reasonable out-of-pocket costs and expenses incurred by Administrative Agent to verify the status of any Property as a Qualifying Unencumbered Property, including, without limitation, any title searches, lien checks and other similar actions, and (iv) if an Event of Default should be continuing, all reasonable out-of-pocket expenses incurred by the Administrative Agent, and each Bank, including reasonable fees and disbursements of counsel for the Administrative Agent, and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.


               (b) The Borrower agrees to indemnify the Administrative Agent, and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, reasonable costs and reasonable expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all

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on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, and (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, wilful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction,
(c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) any liability of such Indemnitee to any third party based upon Contractual Obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent, or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section 9.3(b) shall survive the termination of this Agreement and the payment of the Obligations.

         SECTION 9.4. Sharing of Set-Offs.
                      -------------------

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it, or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of

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

Credit issued or participated in by such other Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.4 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the Letters of Credit. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

     SECTION 9.5.   Amendments and Waivers.
                    ----------------------

     Any provision of this Agreement or the Notes, the Letters of Credit or other Loan Documents may be amended or waived or consented to if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower, the Administrative Agent, and the Required Banks provided that no such amendment, waiver or consent with respect to this Agreement, the Notes, the Letters of Credit or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the definition of Required Banks or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.5 or any other provision of this Agreement, or (v) modify the provisions of this Section 9.5.

     SECTION 9.6.   Successors and Assigns.
                    ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or
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

otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

          (b) Any Bank may at any time grant (i) prior to the occurrence of an Event of Default, to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions in minimum amounts of not less than Five Million Dollars ($5,000,000) (or any lesser amount in the case of participations to an existing Bank or in the case of participations with respect to Money Market Loans only) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, a "Participant"), participating interests in its Commitment or any or all of its Loans. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the Obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation
                                              --------
agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of, and subject to the restrictions with respect to, a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to (i) prior to the occurrence of an Event of Default, an existing Bank or one or more banks, finance companies, insurance or other financial institutions in minimum amounts of not less than Five Million Dollars ($5,000,000) (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, an "Assignee"), all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit "E" hereto executed by such

Assignee and such transferor Bank, provided that, as long as no Event of Default shall have occurred and be continuing, any such assignment shall be subject to the prior written consent of the Administrative Agent and the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon its receipt of an Assignment and Assumption Agreement executed by a transferor Bank and an Assignee, Administrative Agent shall, if such Assignment and Assumption Agreement has been properly completed and is in substantially the form of Exhibit E, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Administrative Agent's records, and (iii) give prompt notice thereof to Borrower. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee, and, if necessary, to the transferor Bank. Upon execution and delivery of such replacement Notes, the original Notes evidencing all or the portion of the Commitment being assigned shall be canceled and returned to Borrower. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

          (d) Any Bank (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 9.6(d) and the provisions in Section 9.6(b) and (c) shall not apply to such designation. No Bank may designate more than one (1) Designated Lender at any one time. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Bid Rate Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.3) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.3 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender and subject to the terms of this Agreement, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and shall remain obligated to the Borrower, the Administrative Agent, and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.6 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender:
(i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent, and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Section 9.6 (b) and (c), and any such assignment or transfer shall be null and void.

          (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes and the Letter(s) of Credit participated in by such Bank or, in the case of the Fronting Bank, issued by it, to a Federal Reserve

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

Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (f) Administrative Agent shall maintain, at its address referred to on Schedule II, a copy of each Assignment and Assumption Agreement delivered to and accepted by it and shall record in its records the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, such Bank from time to time. Borrower and Banks may treat each Person whose name is recorded in the Administrative Agent's records as a Bank hereunder for all purposes of this Agreement.

          (g) Borrower will use reasonable efforts to cooperate with the Administrative Agent and Banks in connection with the assignment of interests under this Agreement or the sale of participations herein.

          (h) Anything in this Section 9.6 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to Borrower, CESRRI or any of their respective affiliates or Subsidiaries.

     SECTION 9.7.   Collateral.
                    ----------

     Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.8.   Governing Law; Submission to Jurisdiction.
                    -----------------------------------------

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE UNITED STATES OF AMERICA FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF

THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE HAND DELIVERY, OR MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS ON SCHEDULE II HERETO. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

     SECTION 9.9.   Counterparts; Integration; Effectiveness.
                    ----------------------------------------

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party). Within twenty
(20) Domestic Business Days following the Closing Date, the Administrative Agent shall execute and deliver to the Borrower such releases, termination statements and other similar documents as may be necessary to release the collateral held by the Administrative Agent pursuant to the Existing Credit Agreement and shall cause all of the promissory notes held by the lenders under the Existing Credit Agreement to be returned to the Borrower.

     SECTION 9.10.  WAIVER OF JURY TRIAL.
                    --------------------

     THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED

UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS AND BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS ACKNOWLEDGE THAT NONE OF THE THEM NOR ANY PERSON ACTING ON BEHALF OF ANY OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS FURTHER ACKNOWLEDGE THAT EACH OF THEM HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL, AND THAT EACH OF THEM HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS AGREE THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS FURTHER ACKNOWLEDGE THAT EACH OF THEM HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION.

     SECTION 9.11.  Survival.
                    --------

     All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

     SECTION 9.12.  Domicile of Loans.
                    -----------------

     Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

     SECTION 9.13.  Limitation of Liability.
                    -----------------------

     No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby

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

waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 9.14.  Recourse Obligation.
                    -------------------

     (a) This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower or CESRRI except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

     (b) Subject to the exceptions and qualifications set forth hereinbelow, the general and limited partners of Borrower and any Consolidated Subsidiary shall not be personally liable for the payment of the Obligations of the Borrower and any Consolidated Subsidiary respectively, and any judgment or decree in any action brought to enforce any Obligation shall be enforceable only against the Borrower and any Consolidated Subsidiary and the assets of Borrower and any Consolidated Subsidiary, and any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of the general or limited partners of the Borrower other than their respective partnership interests in Borrower and any Consolidated Subsidiary. Notwithstanding the foregoing, the general partner of Borrower shall be fully and personally liable as general partner for the following:

               (i) the commission of fraud by the Borrower or any material misrepresentation made by the Borrower in connection with, arising out of, or in any way related or incidental to the application for or closing of this Agreement, the Notes or any advance made thereunder, or any of the Loan Documents executed or delivered in connection herewith or the transactions related hereto or thereto; and

               (ii) any fraudulent conveyance made by Borrower, CESRRI or any Subsidiary.

     SECTION 9.15.  Confidentiality.
                    ---------------

     The Administrative Agent, and each Bank shall use reasonable efforts to assure that information about Borrower, CESRRI and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent, or any Bank pursuant to the provisions hereof or any other

Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent, and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section
9.6 hereof, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent, or any Bank or by any applicable law, rule, regulation or judicial process.

     SECTION 9.16.  Bank's Failure to Fund.
                    ----------------------

          (a) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.4(b) or Section 2.16(e) hereof, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, in accordance with the provisions of Section 2.4(c) or Section 2.16(e) hereof. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this Section 9.16(a) or Sections 2.4(c) or 2.16(e), shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Sections 2.4(b) or 2.16(e) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

          (b) If a Bank does not advance to Administrative Agent such Bank's pro rata share of a Loan in accordance herewith, then neither Administrative Agent, nor the other Banks shall be required or obligated to fund such Bank's pro rata share of such Loan.

          (c) As used herein, the following terms shall have the meanings set forth below:

               (i)    "Defaulting Bank" shall mean any Bank which (x) does not
                       ---------------
advance to the Administrative Agent such Bank's pro rata share of a Loan in accordance herewith for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent, or any other Bank, as the case may be, upon demand, such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

               (ii)   "Junior Creditor" means any Defaulting Bank which has not
                       ---------------
(x) fully cured each and every default on its part under the Loan Documents and
(y) unconditionally tendered to the Administrative Agent such Defaulting Bank's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

               (iii)  "Payment in Full" means, as of any date, the receipt by
                       ---------------
the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

               (iv)   "Senior Debt" means (x) collectively, any and all
                       -----------
indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

               (v)  "Subordinated Debt" means (x) any and all indebtedness,
                     -----------------
obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

          (d) Immediately upon a Bank's becoming a Junior Creditor, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

               (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

               (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

               (iii)  enforce or apply any security for any Subordinated Debt;
or

               (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

          (e)  In the event of:

               (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

               (ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

               (iii) any assignment by the Borrower for the benefit of creditors;

               (iv) any sale or other transfer of all or substantially all assets of the Borrower; or

               (v)    any other marshalling of the assets of the Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

          (f) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

          (g) (i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

               (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

          (h)  (i)    Each Bank that becomes a Junior Creditor understands and
acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

               (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

               (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

               (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

               (v) If any of the Senior Debt should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

               (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

          (i)  (i)    In addition to and not in limitation of the subordination
effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

               (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

          (j) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks is required under
Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

          (k) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's pro rata share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's pro rata share and the pro rata share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated pro rata share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

     SECTION 9.17.  No Bankruptcy Proceedings.
                    -------------------------

     Each of the Borrower, the Banks and the Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until one year and one day after the later to occur of (i) the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the later to occur of (a) the payment in full of the Obligations or (b) the Maturity Date.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                                    By:  Charles E. Smith Residential Realty,
                                         Inc., a Maryland corporation, its
                                         general partner

                                         By:___________________________
                                            W.D. Minami,
                                            Executive Vice President,
                                            Chief Operating Officer and
                                            Chief Financial Officer

                                    PNC BANK, NATIONAL ASSOCIATION, as
                                    Administrative Agent and as a Bank

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    FIRST UNION NATIONAL BANK, as Syndication
                                    Agent and as a Bank

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    U.S. BANK NATIONAL ASSOCIATION, as
                                    Documentation Agent and as a Bank

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    FLEET NATIONAL BANK

                                    By:________________________________

                                    Name:______________________________
                                    Title:_____________________________


                                    COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
                                    BRANCH

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    SUNTRUST BANK

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    ALLFIRST BANK

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________



                                    CHEVY CHASE BANK, FSB

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    JOINDER

     CHARLES E. SMITH RESIDENTIAL REALTY, INC., joins in this Agreement solely for the purpose of making the representations and warranties with respect to it contained in Article IV of the Agreement and for the purpose of covenanting and agreeing to be bound by the covenants and agreements with respect to it contained in Article V of the Agreement.


                                    Charles E. Smith Residential Realty, Inc., a
                                    Maryland corporation

                                    By:________________________________
                                       W.D. Minami,
                                       Executive Vice President, Chief Operating
                                       Officer and Chief Financial Officer

                                  EXHIBIT A-1

                                 BID RATE NOTE

$__________                                           Pittsburgh, Pennsylvania
                                                              February 5, 2001


This Bid Rate Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement ($100,000,000 Revolving Line of Credit) dated as of February 5, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among CHARLES E. SMITH RESIDENTIAL REALTY L.P. (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, for itself and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), FIRST UNION NATIONAL BANK, for itself and as Syndication Agent, U.S. BANK NATIONAL ASSOCIATION for itself and as Documentation Agent, the other financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement. All capitalized terms used herein shall have the meanings ascribed thereto in the Agreement unless defined to the contrary herein.

FOR VALUE RECEIVED, the Borrower promises to pay to the order of _______________ _____________ (the "Bank"), its successors and permitted assignees, at the office of the Administrative Agent at One PNC Plaza, 249 Fifth Avenue, Mail Stop P1-POPP-22-1, Pittsburgh, Pennsylvania 15222-2707, Attention: Multi-Bank Loan Administration, the lesser of (i) the principal sum of ___________ DOLLARS ($_________ ) or (ii) the aggregate unpaid principal amount of each outstanding Money Market Loan made by the Bank to the Borrower, on the last day of the Interest Period applicable thereto pursuant to Section 2.3 of the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Money Market Loans made by the Bank, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Money Market Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such
                        --------
recordation of endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times determined in accordance with Sections 2.3 and 2.7 of the Agreement during the term hereof to and including the end of the Interest Period applicable thereto and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement, including, without limitation, Sections 2.3 and 2.7 thereof.

This Bid Rate Note is one of the Bid Rate Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the acceleration of the maturity hereof. All the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS BID RATE NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution hereof with the intent to be legally bound hereby.

                              CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                              By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                                    By:_________________________________
                                           Name: _______________________

                                    Title:______________________________

                        LOANS AND PAYMENTS OF PRINCIPAL

________________________________________________________________________________
___________________________


                                                 Amount of
                          Amount of    Type of   Principal    Maturity  Notation
Date                      Loan         Loan      Repaid       Date      Made By

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________

________________________________________________________________________________
___________________________

___________________________
________________________________________________________________________________

________________________________________________________________________________

___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________



                                  EXHIBIT A-2

                             REVOLVING CREDIT NOTE

$___________                                          Pittsburgh, Pennsylvania
                                                              February 5, 2001


This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement ($100,000,000 Revolving Line of Credit) dated as of February 5, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among CHARLES E. SMITH RESIDENTIAL REALTY L.P. (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, for itself and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), FIRST UNION NATIONAL BANK, for itself and as Syndication Agent, U.S. BANK NATIONAL ASSOCIATION for itself and as Documentation Agent, the other financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement. All capitalized terms used herein shall have the meanings ascribed thereto in the Agreement unless defined to the contrary herein.

FOR VALUE RECEIVED, the Borrower promises to pay to the order of _______________

_________ (the "Bank"), its successors and permitted assignees, at the office of the Administrative Agent at One PNC Plaza, 249 Fifth Avenue, Mail Stop P1-POPP-22-1, Pittsburgh, Pennsylvania 15222-2707, Attention: Multi-Bank Loan Administration, on the Maturity Date the lesser of (i) the principal sum of ________________________ DOLLARS ($______) or (ii) the aggregate unpaid principal amount of all outstanding Committed Loans made by the Bank to the Borrower on or before the Maturity Date pursuant to Article II of the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Committed Loans made by the Bank, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Committed Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such
                    --------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times specified in the Agreement during the term hereof to and including the Maturity Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the repayment hereof, for the termination of the Commitment and the reduction and cancellation thereof, and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution hereof with the intent to be legally bound hereby.

                          CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                          By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                               By:
                                   ___________________________
                               Name:
                                    __________________________
                               Title:
                                     _________________________

                        LOANS AND PAYMENTS OF PRINCIPAL

________________________________________________________________________________

___________________________


                                                  Amount of
                           Amount of    Type of   Principal   Maturity  Notation
Date                       Loan         Loan      Repaid      Date      Made By


________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________

__________________________

________________________________________________________________________________
___________________________

___________________________
________________________________________________________________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

________________________________________________________________________________
___________________________

                                   EXHIBIT B


                      Form of Money Market Quote Request
                      ----------------------------------


                                                          [Date]

To:       PNC Bank, National Association (the "Administrative Agent")

From:     Charles E. Smith Residential Realty L.P.

Re: Credit Agreement ($100,000,000 Revolving Line of Credit) (the "Credit Agreement") dated as of February 5, 2001 among Charles E. Smith Residential Realty L.P., the Banks parties thereto, PNC Bank, National Association, for itself and as Administrative Agent, U.S. Bank National Association, for itself and as Documentation Agent, and First Union National Bank, for itself and as Syndication Agent

     We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:                               Type of Borrowing:
                   _______________________                          ____________

                                            __________

Principal Amount*                                        Interest Period**
----------------                                         ---------------

$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


_____________________
* Amount must be $3,000,000 or a larger multiple of $100,000.

** Not less than 14 days nor more than 180 days, subject to the provisions of the definition of Interest Period.

          Terms used herein have the meanings assigned to them in the Credit Agreement.



                               CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                               By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                                    By:___________________________________
                                           Name:__________________________

                                    Title:________________________________

                                   EXHIBIT C

                  FORM OF INVITATION FOR MONEY MARKET QUOTES

================================================================================

From:      PNC Multi-Bank Loan Administration

           Fax: 412-762-8672                  Phone:   412-762-3627

To:
           ____________________________
           Attn: ______________________

Fax:       ____________________________


Date:      00/00/00

Re:        CHARLES E. SMITH RESIDENTIAL REALTY L.P.
           Agreement Dated 02/05/01

================================================================================


                  Bid Request Number                 _________
                  Request Date                       00/00/00
                  Base Rate Code                     (Margin) (Absolute Rate)
                  Amount Requested                   $________


                  Term 1:
                  Start Date:                        00/00/00
                  End Date:                          00/00/00
                  Term 2:
                  Start Date:                        00/00/00
                  End Date:                          00/00/00
                  Term 3:
                  Start Date:                        00/00/00
                  End Date:                          00/00/00
                  Term 4:
                  Start Date:                        00/00/00
                  End Date:                          00/00/00
                  Term 5:
                  Start Date:                        00/00/00
                  End Date:                          00/00/00


Participant replies must be received by (2:00 p.m.) (9:30 a.m.) on 00/00/00 Agent reply must be received by (1:45 p.m.) (9:15 a.m.) on 00/00/00

Please call ____________________ at ________________ if you have any questions.

Best regards,

__________________

                                   EXHIBIT D

                          Form of Money Market Quote
                          --------------------------

To:  PNC Bank, National Association

Re: Money Market Quote to Charles E. Smith Residential Realty L.P. (the "Borrower")

     In response to your invitation on behalf of the Borrower dated ___________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ___________________________________________
2.   Person to contact at Quoting Bank:  _____________________________
3.   Date of Borrowing:  ___________________________________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest      [Money Market
Amount**       Period***     Margin****]      [Absolute Rate*****]
------------------------------------------------------------------

$
$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_________ .]**

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement ($100,000,000 Revolving Line of Credit) dated as of February 5, 2001 among Charles E. Smith Residential Realty L.P., the Banks parties thereto, U.S. Bank National Association, as Documentation Agent, and First Union National Bank, as Syndication Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                  Very truly yours,

                                                  [NAME OF BANK]

Dated:_______________         By:_____________________________
                                 Authorized Officer


______________________
*    As specified in the related Invitation.
**   Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $100,000.
*** Not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                   EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     Reference is made to the Credit Agreement ($100,000,000 Revolving Line of Credit) dated as of February 5, 2001 (as amended, supplemented or modified from time to time, the "Credit Agreement") by and among CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Administrative Agent"), individually and as administrative agent for the Banks (as defined in the Credit Agreement), FIRST UNION NATIONAL BANK, as Syndication Agent and as a Bank, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank, and the other Banks listed on the signature pages thereof. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

     ______________, a _______________ (the "Assignor") and _______________, a
__________________ (the "Assignee"), intending to be legally bound hereby, make this Assignment and Assumption Agreement as of the ___ day of ___ , 200_, and hereby agree as follows:

     1. Effective as of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE to the Assignor, a portion of the Assignor's Commitment in the amount of $ _________ and the Assignor's rights and obligations under the Credit Agreement, including, without limitation, all obligations to make advances of the assigned portion of the Assignor's Commitment and the unpaid principal amount of the assigned portion of the Assignor's Commitment owing to the Assignor on the Effective Date.

     2. The Assignor (i) represents and warrants that, as of _________, 200_, its Commitment is $___________ (______), and the unpaid principal amount of the Loans owing to the Assignor is $___________ (______); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) has delivered to the Administrative Agent the Note referred to in the Credit Agreement held by such Assignor and requests that the Administrative Agent exchange the Note for new Notes as follows:

     _____________________                             $__________

     _____________________                             $__________

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) from and after the Effective Date (as hereinafter defined) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) from and after the Effective Date (as hereinafter defined) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date as if it were an original Bank thereunder and will have the rights and obligations of a Bank thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date of this Assignment and Assumption Agreement shall be __________, 200_ (the "Effective Date"), provided that on such date Assignee receives a separate Note by the Borrower in the amount of the assigned portion of the Assignor's Commitment. Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent.

     5. Upon such acceptance, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the Loan Documents, (ii) the Assignor shall, to the extent of the Commitment of Assignee provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement, subject to the terms hereof, and (iii) the Commitment of the Assignor shall be $_________ and the Commitment of Assignee shall be $_________.

     6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments received from Borrower under the Credit Agreement and the Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal and interest in respect of the interests assigned hereby) to Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly among themselves.

     7. Schedules I and II attached hereto shall be substituted for Schedules I and II to the Credit Agreement.

     8. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     9. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     10. This Assignment and Assumption Agreement may be executed by the different parties hereto in one or more counterparts, each of which, when so executed, shall be an original, and all such counterparts shall constitute one and the same instrument.

                              [REMAINDER OF PAGE
                           LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto, have executed this Assignment and Assumption Agreement under seal as of the day and year first above written.

WITNESS                                           [NAME OF ASSIGNOR]


___________________________                       By:___________________________
                                                  Name:_________________________
                                                  Title_________________________

                                                  [NAME OF ASSIGNEE]

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________
Notice Address:_____________________
____________________________________
Telephone No.:______________________
Telecopier No.:_____________________


CONSENTED TO this _____

day of __________, 200_

PNC Bank, National Association,
as Administrative Agent


By:______________________
Title:___________________

                                    JOINDER

     CHARLES E. SMITH RESIDENTIAL REALTY L.P. joins in this Assignment and Assumption Agreement for the purpose of agreeing to the substitution of Schedules I and II attached hereto for Schedules I and II attached to the Credit Agreement.

                               CHARLES E. SMITH RESIDENTIAL REALTY
                               L.P., a Delaware limited partnership

                               By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                               By:______________________________________
                               Name:____________________________________
                               Title:___________________________________

                                   EXHIBIT F

                      Qualifying Unencumbered Properties
                      ----------------------------------

1.   One East Delaware
2.   Westerly at Worldgate
3.   Boulevard of Old Town
4.   Courthouse Place
5.   Ocean Crest Club
6.   Ocean Crest Beach
7.   Delaware Place
8.   Reston Landing
9.   Park Connecticut
10.  Harbour House

                                   EXHIBIT G
                                   ---------

                         FORM OF DESIGNATION AGREEMENT
                         -----------------------------

                              Dated        200_

     Reference is made to that certain Credit Agreement ($100,000,000 Revolving Line of Credit), dated as of February 5, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CHARLES E. SMITH RESIDENTIAL REALTY L.P., the banks parties thereto, PNC BANK, NATIONAL ASSOCIATION (the "Administrative Agent"), for itself and as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, for itself and as Documentation Agent, and FIRST UNION NATIONAL BANK, for itself and as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meaning, unless defined to the contrary herein.

     [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), and the Administrative Agent agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to
Article II of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Money Market Loan pursuant to such Article II shall be effective at the time of the funding of such Money Market Loan and not before such time.

     2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

     3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in

Articles IV and V of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

     4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

     5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature image thereto.

     6. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

          7. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right (subject to the provisions of Section 2.3 (b) ) to make Money Market Loans as a Bank pursuant to Section 2.3 of the Credit Agreement and the rights and obligations of a Bank related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designor, as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every of the obligations of the Designee and its Designor with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 7.6 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

          8. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

          9. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

          IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:
200_

                                    [NAME OF DESIGNOR], as
                                    Designor

                                    By:_____________________________

                                    Title:__________________________


                                    [NAME OF DESIGNEE], as
                                    Designee

                                    By:  ___________________________

                                    Title: _________________________

                                    Applicable Lending Office
                                    (and address for notices)


Accepted this    day of
______, 200_

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:________________________

Title:________________

                                   EXHIBIT H
                         ADMINISTRATIVE QUESTIONNAIRE



Charles E. Smith Residential Realty L.P.

                              PNC CAPITAL MARKETS
                        MULTI-BANK LOAN ADMINISTRATION
                                 QUESTIONNAIRE

Note: At closing, PNC Multi-Bank Loan Administration unit will assume the duties and functions of Administrative Agent for the Facility. This questionnaire should be completed in order to facilitate closing and ongoing communication.

Legal Name of Institution to Appear in Documentation:


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

         Institution Name:            ________________________________________
         Street Address:              ________________________________________
                                      ________________________________________
         City, State, Zip Code        ________________________________________


         EURODOLLAR LENDING OFFICE (if different from above):
         Institution Name:            ________________________________________
         Street Address:              ________________________________________
                                      ________________________________________
         City, State, Zip Code        ________________________________________

CREDIT CONTACTS:
         PRIMARY CONTACT:             ________________________________________
                                      ________________________________________
         Street Address:              ________________________________________
                                      ________________________________________
         City, State, Zip Code        ________________________________________
         Phone Number:                ________________________________________
         Fax Number:                  ________________________________________

BID LOAN CONTACT:                     ________________________________________
                                      ________________________________________

         Street Address:           _________________________________________
                                   _________________________________________
         City, State, Zip Code     _________________________________________
         Phone Number:             _________________________________________
         Fax Number:               _________________________________________


ADMINISTRATIVE CONTACTS - BORROWINGS, PAYMENTS, INTEREST, RATES, ETC.
         Primary Contact:          _________________________________________
                                   _________________________________________
         Street Address:           _________________________________________
                                   _________________________________________
         City, State, Zip Code     _________________________________________
         Phone Number:             _________________________________________
         Fax Number:               _________________________________________

ADMINISTRATIVE CONTACT FOR COMPETITIVE BID BORROWINGS:

         Primary Contact:          ________________________________________
                                   ________________________________________
         Street Address:           ________________________________________
                                   ________________________________________
         City, State, Zip Code     ________________________________________
         Phone Number:             ________________________________________
         Fax Number:               ________________________________________


PAYMENT INSTRUCTIONS:
         Name of Bank:             ________________________________________
         ABA/Routing No.           ________________________________________
         Account Name:             ________________________________________
         Account Number:           ________________________________________
         Additional Info:          ________________________________________


MAILINGS:
Provide complete mailing address for CREDIT AGREEMENT:

                                   ________________________________________
                                   ________________________________________
                                   ________________________________________
Provide complete mailing address for NOTE DELIVERY (safekeeping or other):


                                   ________________________________________
                                   ________________________________________
                                   ________________________________________

                                   ________________________________________

Provide complete mailing address for FINANCIAL INFORMATION DELIVERY:

                                   ________________________________________
                                   ________________________________________
                                   ________________________________________
                                   ________________________________________


TAX WITHHOLDING:                   ______ Yes, Form W-8ECI attached
Non-Resident Alien                 ___________, Form W-8BEN attached
Tax ID Number

                                   PNC CLOSING CONTACT AND MAILING ADDRESS:

                                   PNC Multi-Bank Loan Administration
                                   One PNC Plaza
                                   249 Fifth Avenue
                                   Mail Stop P1-POPP-22-1
                                   Pittsburgh, PA 15222-2707
                                   Trina Barkley
                                   Phone: 412.768.0423
                                   Fax: 412.762.8672

                                   PNC BANK WIRING INSTRUCTIONS:

                                   Bank: PNC BANK, Pittsburgh
                                   ABA: 043000096
                                   Credit: Commercial Loan Operations
                                   Account: 19603890
                                   Ref: Charles E. Smith Residential Realty L.P.
Completed by:

______________________
Signature

                                   EXHIBIT I

                              NOTICE OF BORROWING


PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
Telephone No:        (412) 762-7565
Telecopier No.       (412) 762-8672
Attention:           Multi-Bank Loan Administration - Megan Skelley


     1.       This request is for (choose one).

              ______    Loan

              ______    Conversion of outstanding Euro-Rate Loans to Base Rate

              ______    Conversion of outstanding Base-Rate Loans to Euro-Rate

              ______ Renewal of Euro-Rate election with respect to outstanding Euro-Rate Loans

     2.       Aggregate Principal Amount of Loans                Comprising the
              new Borrowing Tranche               U.S.$ ________


     3.       Proposed Borrowing, Conversion or Renewal Date:___________________


     4.       Interest Rate Option Applicable to the New Borrowing Tranche
              (Choose One):

              ______a.  Base Rate Option

              ______b.  Euro-Rate Option for an Interest Period of (choose one):

                        _______i.     1 month

                        _______ii.    2 months

                        _______iii    3 months

                        _______iv     6 months

                        _______v.    12 months

Date:______________

                            CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                                  By:   Charles E. Smith Residential Realty
                                        Inc.,
                                        a Maryland corporation, its general
                                        partner

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________

                                   EXHIBIT J

                             REQUEST FOR EXTENSION

To: PNC Multi-Bank Loan Administration    Borrower: Charles E. Smith Residential
One PNC Plaza                             Realty L.P.
249 Fifth Avenue
Mail Stop P1-POPP-22-1
Pittsburgh, PA 15222-2707                 Loan No._____________________________
Trina Barkley
Phone: 412.768.0423
Fax: 412.762.8672



          The undersigned hereby elects to extend the maturity date of the above referenced loan ("Loan") to February 4, 2005, pursuant to the provisions in the Credit Agreement ($100,000,000 Revolving Line of Credit) ("Agreement") dated as of February 5, 2001 between Charles E. Smith Residential Realty L.P., a Delaware limited partnership, as Borrower and PNC Bank, National Association, as Administrative Agent and as a Bank, FIRST UNION NATIONAL BANK, as Syndication Agent and as a Bank, and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank and the other Banks listed on the signature pages of the Agreement (all capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Agreement).

          The Loans are evidenced by the Notes and the other Loan Documents defined in the Agreement (collectively, the "Loan Documents"). The Borrower warrants and represents that all Loan Documents remain in full force and effect, and no Default or Event of Default has occurred. An updated Compliance Certificate dated as of the date hereof, is enclosed herewith.

          The undersigned agrees to execute whatever additional documents may be required in order to implement or to clarify the terms of this extension or to preserve and maintain the security granted in connection with the Loans.

          The Extension Fee in accordance with Section 2.9 of the Agreement is enclosed herewith.

Date:
     ________________________

ATTEST/WITNESS:                CHARLES E. SMITH RESIDENTIAL REALTY L.P.,
                               a Delaware limited partnership

                               By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

By:_____________________________          By: ________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                   EXHIBIT K

                         FORM OF CERTIFICATE REGARDING
                      QUALIFYING UNENCUMBERED PROPERTIES

PNC BANK, National Association
for itself and as Administrative Agent
One PNC Plaza, 249 Fifth Avenue
Mail Stop P1-POPP-22-1
Pittsburgh, PA 15222-2707
Attention: Megan Skelley

Ladies and Gentlemen:

          Reference is made to the Credit Agreement ($100,000,000 Revolving Line of Credit) dated February 5, 2001 (the "Credit Agreement") by and among PNC Bank, National Association, for itself and as Administrative Agent, First Union National Bank, for itself and as Syndication Agent, U.S. Bank National Association, for itself and as Documentation Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

          Pursuant to the Credit Agreement, the Borrower hereby certifies that the Property described on Exhibit A hereto constitutes a Qualifying Unencumbered Property. In connection with such certification, the Borrower hereby certifies to the Administrative Agent and the Banks as follows:

          1. The Property is an operating, multifamily and primarily residential property wholly-owned in fee simple [or is held pursuant to a Qualifying Ground Lease], by [_______________, which is a Wholly-Owned Consolidated Subsidiary of] the Borrower. [Attached hereto is a copy of a ground lease, which is hereby certified to be a Qualifying Ground Lease.]

          2. The Property is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, or to any agreement which, with the passage of time or the occurrence of any condition, would result in a Lien which secures Indebtedness of any Person other than Permitted Liens[.] [provided that, in the event that such Property is subject to a Lien described in subparagraph h of the definition of Permitted Liens, the amount secured by such Lien is set forth on Exhibit A hereto and the ratio of the amount secured by all such Liens is calculated on Exhibit C hereto.]

          3. The Property is not subject (nor are any equity interests in such Property subject) to any covenant, condition or other restriction which prohibits or limits the sale of, or the creation or assumption of any Lien upon, such Property, provided that a general limitation on the amount of Secured Debt which may be incurred or certain ratios relating to Secured Debt shall not be construed to constitute a covenant, condition or other restriction which prohibits or limits the creation or assumption of any Lien on such Property and also provided that, in the event that such Property is a Restricted Asset, the amount of the Restricted Asset Penalty applicable thereto is calculated on Exhibit A hereto and the ratio of the aggregate Restricted Asset Penalties to the aggregate Unencumbered Asset Value is calculated in Exhibit C hereto.

     4.   The Property is an institutional-class Property.

     5. The Property has been substantially completed, is free from all structural and title defects, and is not subject to any material renovation project [or in the event that, notwithstanding the foregoing, such Property constitutes a Property under Development, such Property satisfies all of the other requirements applicable to Qualifying Unencumbered Properties and will not result in the Unencumbered Asset Value of all Qualifying Unencumbered Properties which constitute Properties under Development exceeding fifteen percent (15%) of Unencumbered Asset Value or the Unencumbered Asset Value of all Qualifying Unencumbered Properties which constitute Properties under Development or Lease-Up Properties exceeding twenty percent (20%) of the Unencumbered Asset Value.].

     6. The Property is free from any Materials of Environmental Concern which would result in a violation of any of the representations and warranties set forth in Section 4.7 of the Credit Agreement. Attached hereto as Exhibit B is an environmental report from __________ dated __________ verifying such certification.

     7. The Property is occupied by tenants under bona fide leases occupying at least eighty-five percent (85%) of the residential units [or in the event that such Property is not so occupied, the Unencumbered Asset Value of such Property, when combined with the Unencumbered Asset Value of the other Qualifying Unencumbered Properties which are not so occupied, does not exceed twenty percent (20%) of the aggregate pro forma Unencumbered Asset Value of all Qualifying Unencumbered Properties as calculated on Exhibit C hereto.].

     8. The Property does not represent more than twenty-five percent (25%) of the pro forma Unencumbered Asset Value.

     9.   The Property is located in an Approved CMSA.

     [10. Attached hereto is an updated Compliance Certificate as required pursuant to Section 5.14(a)(ii).]

     [11. If substantially completed within last four (4) Fiscal Quarters, the cost of construction of the Property was $_______.]

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the ___ day of ______, 200__.


                               CHARLES E. SMITH RESIDENTIAL REALTY
                               L.P., a Delaware limited partnership

                               By: Charles E. Smith Residential Realty, Inc ., a Maryland corporation, its sole general partner

                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


cc:  Mr. William R. Lynch, III

                                   EXHIBIT A

                            Description of Property
                            -----------------------
                            EXHIBIT A TO EXHIBIT K



Property Name:                     ____________________
-------------
Address:                           ____________________
-------
                                   ____________________


Number of Units:                   ____________________
---------------

Unencumbered Asset Value:
------------------------

1.   Aggregate Purchase Price      $___________________
     or
2.   EBITDA for immediately
     preceding four (4)
          Fiscal Quarters          $___________________


          Less Capital Reserve      ___________________
          Adjusted EBITDA           ___________________
          Capitalization Rate       ___________________
          Property Value           $___________________

Restricted Asset Penalty
------------------------

1.   Maximum total
     taxable gain                  $___________________

2.   Tax rate                              x40%
                                   --------------------

3.   Total penalty                 $___________________

Amount secured by Lien
----------------------
described in subparagraph h
---------------------------
of the definition of Permitted
------------------------------
Liens:                             $___________________
-----

                                   EXHIBIT B

                             Environmental Report
                            EXHIBIT B TO EXHIBIT K


                                [if requested]

                                   EXHIBIT C

                            EXHIBIT C TO EXHIBIT K

(a)  Unencumbered Asset Value of Properties under 85% Occupancy
     ----------------------------------------------------------

     (i)    Unencumbered Asset Value of proposed Qualifying
            Unencumbered Property                                   $___________

     (ii)   Unencumbered Asset Value of other Qualifying
            Unencumbered Properties under 85% Occupancy based on
            most recent Compliance Certificate plus (i)             $___________

     (iii)  Unencumbered Asset Value as calculated in most recent
            Compliance Certificate plus (i)                         $___________

     Ratio of (ii) to (iii)                                         ___________%


(b)  Percentage of Unencumbered Asset Value
     --------------------------------------

     (i)    Unencumbered Asset Value of proposed Qualifying
            Unencumbered Property                                   $___________

     (ii)   Unencumbered Asset Value as calculated in most recent
            Compliance Certificate plus (i)                         $___________

            Ratio of (i) to (ii)                                    ___________%



(c)  Aggregate Restricted Asset Penalties
     ------------------------------------

     (i) Restricted Asset Penalties as calculated in most recent $___________ Compliance Certificate

     (ii)   Restricted Asset Penalty as calculated on Exhibit A     $___________

     (iii)  (i) plus (ii)                                           $___________

     (iv)   Unencumbered Asset Value of proposed Qualifying         $___________
            Unencumbered Property

     (v)    Unencumbered Asset Value as calculated in the most
            recent Compliance Certificate plus (iv)                 $___________
            Ratio of (iii) to (v)                                   ___________%

(d)  Permitted Liens:
     ---------------

     (i)    Amount secured by Liens described in subparagraph       $___________
            h of definition of Permitted Liens as calculated in most recent Compliance Certificate

     (ii)   Amount secured by any such Lien as calculated on        $___________
            Exhibit A

     (iii)  (i) plus (ii)                                           $___________

     (iv)   Unencumbered Asset Value of proposed Qualifying         $___________
            Unencumbered Property

     (v)    Unencumbered Asset Value as calculated in the most      $___________
            recent Compliance Certificate plus (iv)

            Ratio of (iii) to (v)                                   ___________%


(e)  Properties under Development
     ----------------------------
     (i)    Unencumbered Asset Value of proposed
            Qualifying Unencumbered Property                        $___________

     (ii)   Unencumbered Asset Value of other Qualifying
            Unencumbered Properties which constitute
            Properties under Development                            $___________

     (iii)  Unencumbered Asset Value as calculated in
            most recent Compliance Certificate plus (i)             $___________

            Ratio of (ii) to (iii)                                  ___________%


(f)  Lease-Up Properties and Properties under Development
     ----------------------------------------------------
     (i)    Unencumbered Asset Value of proposed
            Qualifying Unencumbered Property                        $___________

     (ii)   Unencumbered Asset Value of other Qualifying
            Unencumbered Properties which constitute
            Properties under Development and Lease-Up Properties    $___________
     (iii)  Unencumbered Asset Value as calculated in most
            recent Compliance Certificate plus (i)                  $___________

            Ratio of (ii) to (iii)                                  ___________%

                                   EXHIBIT L

                        FORM OF COMPLIANCE CERTIFICATE



PNC Bank, National Association
for itself and as Administrative Agent
One PNC Plaza, 249 Fifth Avenue
Mail Stop P1-POPP-22-1
Pittsburgh, PA 15222-2707
Attention: Megan Skelley

Ladies and Gentlemen:

     Reference is made to the Credit Agreement ($100,000,000 Revolving Line of Credit) dated as of February 5, 2001 among Charles E. Smith Residential Realty L.P., a Delaware limited partnership (the "Borrower"), PNC Bank, National Association, as Administrative Agent and as a Bank, First Union National Bank, as Syndication Agent and as a Bank and U.S. Bank National Association, as Documentation Agent and as a Bank (the "Credit Agreement") and the other Banks who are from time to time parties to the Credit Agreement and any Bank acting as agent for all of the Banks. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the financial statements of the Borrower for the fiscal period ended (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with GAAP and present fairly the financial position of the Borrower as of the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal recurring year-end adjustments.

     This certificate is submitted in compliance with requirements of Schedule 5.1(c) [and][,] Section[s] 5.8] [and 5.14] [and 5.17] of the Credit Agreement. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

     The undersigned officer has caused the provisions of the Credit Agreement and other Loan Documents to be reviewed and as of ____________, on the basis of such review, no Default or Event of Default has occurred and is continuing thereunder. (Note: If any Default or Event of Default has occurred and is continuing, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto in order to cure such Default or Event of Default.)

     The Borrower is providing the information set forth on Schedule I attached hereto to demonstrate compliance as of the date hereof with the covenants set forth in Section 5.8 of the

Credit Agreement and the other limitations affecting the Qualifying Unencumbered Properties.

     IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ________, 200_.


                                             CHARLES E. SMITH RESIDENTIAL
                                             REALTY L.P., a Delaware limited
                                             partnership

                                        By: Charles E. Smith Residential Realty,
                                        Inc., a Maryland corporation, its sole
                                        general partner

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

cc:  Mr. William R. Lynch, III

                     SCHEDULE I TO COMPLIANCE CERTIFICATE
                     ------------------------------------

(a)  EBITDA TO FIXED CHARGES RATIO

     Section 5.8(a) states that the ratio of EBITDA to Fixed Changes shall not be less than 1.75:1. Covenant requirement is [not] met.

                 CALCULATION OF EBITDA TO FIXED CHARGES RATIO
                 --------------------------------------------

     EBITDA, based upon the four (4)
     Fiscal Quarters ended___/___/___                               $___________
                                                             ______


     Fixed Charges, based upon the four (4)
     Fiscal Quarters ended___/___/___                               $___________
                                                             ______

     EBITDA to Fixed Charges Ratio, based upon
     the four (4) Fiscal Quarters ended___/___/__            ______ to ______



(b)  MINIMUM EQUITY VALUE

     Section 5.8(b) states that Equity Value shall not be less than the Minimum Equity Value, provided that any increase in the Minimum Equity Value resulting from the receipt of Net Offering Proceeds during any fiscal year shall only become effective as of the last day of the applicable fiscal year. As of the last day of the most recent fiscal year of Borrower beginning on December 31, 2001, Net Offering Proceeds received by the Borrower or CESRRI after the Effective Date total $______, and seventy-five percent (75%) of such amount is equal to $_____. Covenant requirement is [not] met.

                      CALCULATION OF MINIMUM EQUITY VALUE
                      -----------------------------------

     Market Value as of ___/___/___                        $________________


     Borrower Debt as of ___/___/___                       $________________

     Minimum Equity Value as of ___/____/___               $________________

(c)  LEVERAGE RATIO

         Section 5.8(c) states that the Leverage Ratio shall not exceed fifty-seven and one-half percent (57.5%). Covenant requirement is [not] met.



                         CALCULATION OF LEVERAGE RATIO
                         -----------------------------

         Borrower Debt as of ___/___/___                      $____________
                                                       ______

         Market Value as of ___/___/___                       $____________
                                                       ______

         Leverage Ratio as of ___/___/___
                                                       ______%


(d)      EBITDA TO INTEREST EXPENSE RATIO

         Section 5.8(d) states that the ratio of EBITDA to Interest Expense shall not be less than 2.0:1. Covenant requirement is [not] met.

                            CALCULATION OF EBITDA
                            ---------------------
                           TO INTEREST EXPENSE RATIO
                           -------------------------

         EBITDA, based upon the four (4)
         Fiscal Quarters ended___/___/___                     $____________
                                                       ______

         Interest Expense, based upon the four (4)            $____________
         Fiscal Quarters ended___/___/___              ______


         EBITDA to Interest Expense Ratio, based upon the four (4) Fiscal Quarters ended___/___/___

                                                           ______to___


(e)      UNENCUMBERED NOI TO UNSECURED DEBT SERVICE RATIO

         Section 5.8(e) states that the ratio of Unencumbered NOI to Unsecured Debt Service shall not be less than 2.0:1. Covenant requirement is [not] met.

                       CALCULATION OF UNENCUMBERED NOI
                       -------------------------------
                        TO UNSECURED DEBT SERVICE RATIO
                        -------------------------------

         Unencumbered NOI (as calculated                             $_________
                                                                _____
         on an annualized basis based upon the
         Qualifying Unencumbered Properties as of the end of the applicable Fiscal Quarter, or other date of determination)(any Property which is owned for less than four (4) Fiscal Quarters shall be annualized based upon the period of ownership)

         Unsecured Debt Service (based                               $_________
                                                                _____
         on the amount of Unsecured Debt outstanding as of the end of the applicable Fiscal Quarter, or other date of determination)

         Unencumbered NOI to Unsecured Debt Service Ratio
         as of ___/___/___                                      _____ to ____


(f)      DISTRIBUTIONS

         Section 5.8(f)(i) limits the aggregate distributions to holders of all common and preferred OP Units of Borrower to the greater of (i) ninety-percent (90%) of Funds from Operations, in each case for the four (4) consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter, or (ii) the minimum amount that must be distributed to all partners of Borrower so that CESSRI will receive sufficient distributions to enable it to distribute to its shareholders the amount required to remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto). Covenant requirement is [not] met.

                         CALCULATION OF DISTRIBUTIONS
                         ----------------------------

         Ninety percent (90%) of Funds from Operations for the       $_________
                                                                _____
         four (4) Fiscal Quarters ended ____/___/____

         The minimum amount that CESRRI must distribute to its
         shareholders to remain qualified as a real estate investment
         trust for the four (4) Fiscal Quarters ended___/___/___       $________
                                                                  _____

         Actual distributions for the four (4) Fiscal Quarters         $________
                                                                  _____
          ended___/___/___

(g)      PERMITTED INVESTMENTS

         Section 5.8(g) limits (i) the aggregate amount of all Permitted Investments to, without duplication, fifteen percent (15%) of Market Value and
(ii) the aggregate amount of each of the following categories, to ten percent (10%) of Market Value, unless approved by Required Banks. Covenant requirement is [not] met.

                            CALCULATION OF PERMITTED
                            ------------------------
                           INVESTMENTS TO MARKET VALUE
                           ---------------------------

         Permitted Investments           Maximum Amount Invested
         ---------------------           -----------------------
                                                                   Percent of
         as of ___/___/___                                        Market Value
                                                                  ------------


         Land:                                 $_________________         _____
                                                                   ____%

         Non-Apartment Properties
         (excluding the Skyline Retail
         Property):                            $_________________         _____
                                                                   ____%

         Securities (excluding the Securities  $_________________         _____
                                                                   ____%

         of Smith Realty Company,
         Consolidated Engineering, Smith
         Management Construction Inc.)

         Investment Mortgages:                 $_________________         _____
                                                                   ____%


         Total Permitted Investments           $_________________         _____
                                                                   ____%

         Market Value as of ___/___/___        $____________________________

         Ratio of Permitted Investments to Market Value
         as of ___/___/___                                         ______%



(h)      PROPERTIES UNDER DEVELOPMENT

         (i) Section 5.8(h)(i) limits the aggregate Budgeted Project Costs of Properties under Development at any time to twenty-five percent (25%) of Market Value. Covenant requirement is [not] met.

         (ii) Section 5.8(h)(ii) limits the Property Purchase Contract Obligations at any time to twenty percent (20%) of Market Value. Covenant requirement is [not] met.

         (iii) Section 5.8(h)(iii) limits the sum of the Budgeted Project Costs of Properties under Development plus the Property Purchase Contract Obligations at any time to thirty-five percent (35%) of Market Value. Covenant requirement is [not] met.

         (iv) The definition of Qualifying Unencumbered Properties limits the Unencumbered Asset Value of Qualifying Unencumbered Properties which are Properties under Development to fifteen percent (15%) of Unencumbered Asset Value. Limitation is [not] met.

         (v) The definition of Qualifying Unencumbered Properties limits the Unencumbered Asset Value of Qualifying Unencumbered Properties which are Properties under Development and Lease-Up Properties to twenty percent (20%) of Unencumbered Asset Value. Limitation is [not] met.

               CALCULATION OF BUDGETED PROJECT COSTS OF PROPERTIES
               ---------------------------------------------------
                     UNDER DEVELOPMENT TO MARKET VALUE RATIO
                     ---------------------------------------

         Calculation of aggregate Budgeted Project Costs
         of Properties under Development as of ___/___/___      $___________



         Market Value as of ___/___/___                         $___________
                                                           _____

         Ratio of Budgeted Project Costs of Properties
         under Development to Market Value as of ___/___/___     ___________

                       CALCULATION OF PROPERTY PURCHASE
                       --------------------------------
                  CONTRACT OBLIGATIONS TO MARKET VALUE RATIO
                  ------------------------------------------

         Property Purchase Contract
         Obligations as of ___/__/___                            $_____________
                                                           _____

         Market Value as of ___/___/___                          $_____________
                                                           _____

         Ratio of Property Purchase Contract Obligations
         to Market Value as of __/__/___                         $_____________
                                                           _____%


                         CALCULATION OF RATIO OF SUM OF
                         ------------------------------
                   BUDGETED PROJECT COSTS OF PROPERTIES UNDER
                   ------------------------------------------
                       DEVELOPMENT AND PROPERTY PURCHASE
                       ---------------------------------
                      CONTRACT OBLIGATIONS TO MARKET VALUE
                      ------------------------------------

         Sum of Budgeted Project Costs of Properties under       $_____________
                                                           _____

         Development and Property Purchase Contract Obligations as of ___/___/____



         Market Value as of ___/___/___                          $_____________
                                                           _____


         Ratio of sum of Budgeted Project Costs of Properties
         under Development and Property Purchase Contract
         Obligations to Market Value as of ___/___/___           $_____________
                                                           _____%

                   CALCULATION OF RATIO OF UNENCUMBERED ASSET
                   ------------------------------------------
                  ASSET VALUE OF PROPERTIES UNDER DEVELOPMENT
                  -------------------------------------------
                  WHICH ARE QUALIFYING UNENCUMBERED PROPERTIES
                  --------------------------------------------
                          TO UNENCUMBERED ASSET VALUE
                          ---------------------------

         (i)   Sum of Unencumbered Asset Value of Properties
               under Development which are Qualifying
               Unencumbered Properties as of __/__/__          $____________

         (ii)  Unencumbered Asset Value as of __/__/__
                                                               $____________
                                                            _____

                                                              _________________
               Ratio of (i) to (ii)                       %


                   CALCULATION OF RATIO OF UNENCUMBERED ASSET
                   ------------------------------------------
               VALUE OF PROPERTIES UNDER DEVELOPMENT AND LEASE-UP
               --------------------------------------------------
                  PROPERTIES WHICH ARE QUALIFYING UNENCUMBERED
                  --------------------------------------------
                     PROPERTIES TO UNENCUMBERED ASSET VALUE
                     --------------------------------------

         (i)   Sum of Unencumbered Asset Value of Properties
               under Development and Lease-Up Properties which are
               Qualifying Unencumbered Properties as of __/__/__      $_________

                                                               ______

         (ii)  Unencumbered Asset Value as of __/__/__
                                                                      $_________
                                                               ______


               Ratio of (i) to (ii)                            ______%


(i)      MAXIMUM LEVERAGE ON UNENCUMBERED ASSETS

         Section 5.8(i) limits Unsecured Debt to fifty-five percent (55%) of Unencumbered Asset Value. Covenant requirement is [not] met.

                         CALCULATION OF MAXIMUM LEVERAGE
                         -------------------------------
                             ON UNENCUMBERED ASSETS
                             ----------------------

         Unsecured Debt as of___/___/___                              $_________


         Unencumbered Asset Value as of ___/___/___                   $_________

         Ratio of Unsecured Debt to Unencumbered Asset Value
         as of ___/___/___                                     ________%

(j)      SECURED DEBT
         (i) Section 5.8(j)(i) provides that Secured Debt shall be Non-Recourse Indebtedness, except for Permitted Recourse Debt and that the ratio of Secured Debt to Market Value shall not exceed the amounts determined as set forth below.


                  Ratio of Unencumbered            Ratio of Unsecured              Maximum Permitted
                     NOI to Unsecured             Debt to Unencumbered            Ratio of Secured Debt
                      Debt Service                     Asset Value                   to Market Value
Level I                **4.0:1                                *25%                          *55%

Level II        **3.0:1 *4.0:1                    **25% to *33.34%                          *50%

Level III       **2.0:1 *3.0:1                   **33.34%% to *55%                          *45%

*    greater than
**   less than

The ratio of Unencumbered NOI to Unsecured Debt Service shall be based upon the calculation thereof set forth in subparagraph (e) above. The ratio of Unsecured Debt to Unencumbered Asset Value shall be based upon the calculation thereof set forth in subparagraph (i) above. In the event that the ratio of Unencumbered NOI to Unsecured Debt Service shall be on a level different from the ratio of Unsecured Debt to Unencumbered Asset Value on the above chart, the lower level of the two ratios shall be used to determine the maximum permitted ratio of Secured Debt to Market Value. By way of example, if the ratio of Unencumbered NOI to Unsecured Debt Service shall be on Level I and the ratio of Unsecured Debt to Unencumbered Asset Value shall be on Level II, the maximum permitted ratio of Secured Debt to Market Value shall be based upon Level II or 50%. Covenant requirement is [not] met.

         (ii) Section 5.8(j)(ii) limits the ratio of Permitted Recourse Debt to Market Value at all times to fifteen percent (15%). Covenant requirement is [not] met.

                        CALCULATION OF PERMITTED SECURED
                        --------------------------------
                           DEBT TO MARKET VALUE RATIO
                           --------------------------

         Ratio of Unencumbered NOI to Unsecured Debt Service
          as of __/__/__                                        _____to___

         Ratio of Unsecured Debt to Unencumbered Asset Value
         as of __/__/__                                            _________

                                                           ______%


         Permitted Ratio of Secured Debt to Market Value           _________

                                                           ______%

                         CALCULATION OF SECURED DEBT
                         ---------------------------
                            TO MARKET VALUE RATIO
                            ---------------------

         Secured Debt as of___/___/___                           $______________


         Market Value as of ___/___/___                          $______________
                                                           ______


         Ratio of Secured Debt to Market Value as of ___/___/___

                                                           ______%


                       CALCULATION OF PERMITTED RECOURSE
                       ---------------------------------
                             DEBT TO MARKET VALUE
                             --------------------

         Permitted Recourse Debt as of ___/__/___                $______________
                                                           ______

         Market Value as of ___/__/___                           $______________
                                                           ______

         Ratio of Permitted Recourse Debt to Market Value

_________%
(k)      [INTENTIONALLY OMITTED].

(l)      HEDGING REQUIREMENTS

         Section 5.12 requires the Borrower to have in effect Interest Rate Hedges on Borrower Debt so that Borrower's Floating Rate Indebtedness shall not exceed twenty percent (20%) of Market Value. Covenant requirement is [not] met.

                            CALCULATION OF FLOATING
                            -----------------------
                            RATE INDEBTEDNESS RATIO
                            -----------------------

         Floating Rate Indebtedness as of ___/___/___              $____________


         Market Value as of ___/___/___                            $____________


         Ratio of Floating Rate Indebtedness to Market Value       %____________


(m)      PROPERTIES UNDER 85% OCCUPANCY

         The definition of Qualifying Unencumbered Properties limits the Unencumbered Asset Value of Qualifying Unencumbered Properties which are not occupied by tenants under bona fide leases occupying at least eighty-five (85%) of the residential units therein to twenty percent (20%) of Unencumbered Asset Value. Limitation is [not] met.

               CALCULATION OF RATIO OF UNENCUMBERED ASSET VALUE
               ------------------------------------------------
               OF PROPERTIES WHICH ARE LESS THAN 85% OCCUPIED TO
               -------------------------------------------------
                           UNENCUMBERED ASSET VALUE
                           ------------------------

         (i)  Unencumbered Asset Value of Qualifying Unencumbered
              Properties under 85% occupancy as of ___/___/___     $____________


         (ii) Unencumbered Asset Value as of ___/___/___           $____________


              Ratio of (i) to (ii)                                 %____________


(n)      RESTRICTED ASSET PENALTIES

         The definition of Qualifying Unencumbered Properties limits the Restricted Asset Penalties to seven and one-half percent (7.5%) of Unencumbered Asset Value. Limitation is [not] met. [Note: The calculation of the Restricted Asset Penalty for each Qualifying Unencumbered Property that is a Restricted Asset must be updated annually prior to March 31 in the form of the calculation thereof attached as Exhibit A to Exhibit K].

                   CALCULATION OF RESTRICTED ASSET PENALTIES
                   -----------------------------------------

         (i)      Restricted Asset Penalties for all Qualifying

               Unencumbered Properties as of ___/___/__      $__________________

     (ii)      Unencumbered Asset Value as of ___/___/___    $__________________

               Ratio of (i) to (ii)                          __________________%


(o)  PERMITTED LIENS

     Subparagraph h of the definition of Permitted Liens limits the amounts secured by Liens described in such subparagraph to twenty percent (20%) of Unencumbered Asset Value. Limitation is [not] met.

                        CALCULATION OF PERMITTED LIENS
                        ------------------------------

     (i)       Amounts secured by Liens described in         $__________________
               subparagraph h of the definition of
               Permitted Liens

     (ii)      Unencumbered Asset Value as of ___/___/___    $__________________

               Ratio of (i) to (ii)                          __________________%

                                   EXHIBIT M

                            [Intentionally Deleted]

                                   EXHIBIT N

                           Qualifying Ground Leases

1.   Concord Village*

2.   Crystal House I*

3.   Crystal House II*

4.   Crystal Plaza*

5.   Crystal Square*

6.   Newport Village*

7.   McClurg Court*


* These Properties have not been certified as Qualifying Unencumbered Properties at the time of execution of the Agreement

                                   EXHIBIT O
                             CLOSING REQUIREMENTS

                       PNC BANK, NATIONAL ASSOCIATION AS
                      ADMINISTRATIVE AGENT (the "Agent")
                  FOR ITSELF AND CERTAIN BANKS (the "Banks")
                         CHARLES E. SMITH RESIDENTIAL
                         REALTY L.P. (the "Borrower")
                $100,000,000 UNSECURED REVOLVING LINE OF CREDIT

                             CLOSING REQUIREMENTS

1.   Credit Agreement ($100,000,000 Revolving Line of Credit)

2.   Notes

          (a)  Revolving Credit Notes
                    (i)     PNC Bank, National Association
                    (ii)    U.S. Bank National Association
                    (iii)   Fleet National Bank
                    (iv)    Commerzbank Aktiengesellschaft, New York Branch
                    (v)     Suntrust Bank
                    (vi)    First Union National Bank
                    (vii)   Allfirst Bank
                    (viii)  Chevy Chase Bank, FSB

          (b)  Bid Rate Notes
                    (i)     PNC Bank, National Association
                    (ii)    U.S. Bank National Association
                    (iii)   Fleet National Bank
                    (iv)    Commerzbank Aktiengesellschaft, New York Branch
                    (v)     Suntrust Bank
                    (vi)    First Union National Bank
                    (vii)   Allfirst Bank
                    (viii)  Chevy Chase Bank, FSB

3.   Legal Opinion- Hogan & Hartson

4.   Limited Partnership Agreement of Borrower

5.   Certificate of Limited Partnership for the Borrower

6.   Good Standing Certificate for the Borrower
7.   Qualifications to do business for the Borrower

8. Articles of Incorporation of Charles E. Smith Residential Realty, Inc. (the "REIT")

9.   Good Standing Certificate for the REIT

10.  Corporate Resolutions of the REIT

11.  Certificate of Incumbency and By-Laws for REIT

12.  Certificate Regarding Qualifying Unencumbered Properties

13.  Payment of Loan Fees

14.  Counsel's Memorandum

                                   EXHIBIT P

             Approved Consolidated Metropolitan Statistical Areas

 1.  New York - Northern New Jersey - Long Island
 2.  Los Angeles - Riverside - Orange County
 3.  Chicago - Gary - Kenosha
 4.  Washington-Baltimore
 5.  San Francisco - Oakland - San Jose
 6.  Philadelphia - Wilmington - Atlantic City
 7.  Boston - Worcester - Lawrence
 8.  Detroit - Ann Arbor - Flint
 9.  Dallas - Forth Worth
10.  Houston - Galveston - Brazoria
11.  Atlanta
12.  Miami - Fort Lauderdale
13.  Seattle - Tacoma - Bremerton
14.  Phoenix - Mesa
15.  Cleveland - Akron
16.  Minneapolis - St. Paul
17.  San Diego
18.  St. Louis
19.  Denver - Boulder - Greeley
20.  Pittsburgh

                                  SCHEDULE I

                             COMMITMENTS OF BANKS


                                                          PERCENTAGE
                                                              OF
          BANK                    COMMITMENT              COMMITMENT*
          ----                    ----------              ----------

    PNC BANK, NATIONAL          $17,357,142.86             17.3571%
    ASSOCIATION

    U.S. BANK NATIONAL          $17,035,714.29             17.0357%
    ASSOCIATION

    FIRST UNION NATIONAL        $17,035,714.29             17.0357%
    BANK

    FLEET NATIONAL BANK         $ 9,642,857.14              9.6429%

    COMMERZBANK                 $ 9,642,857.14              9.6429%
    AKTIENGESELLSCHAFT,
    NEW YORK BRANCH

    SUNTRUST BANK               $ 9,642,857.14              9.6429%

    ALLFIRST BANK               $10,000,000.00             10.0000%

    CHEVY CHASE BANK, FSB       $ 9,642,857.14              9.6429%

          *    Percentages are rounded as appropriate and do not total 100.0000%

                                  SCHEDULE II

NAMES, ADDRESSES, TELEPHONE AND
TELECOPIER NUMBERS OF PARTIES


BORROWER:
--------

CHARLES E. SMITH RESIDENTIAL REALTY L.P.
2345 Crystal Drive
Arlington, Virginia 22202
Attention: W. D. Minami, Executive Vice President, Chief Operating Officer
  and Chief Financial Officer
Telephone:  703.769.1020
Telecopier: 703.769.1199

With a copy to:

     CHARLES E. SMITH RESIDENTIAL REALTY L.P.
     2345 Crystal Drive
     Arlington, Virginia 22202
     Attention: Gerald R. Best, Esquire, Assistant General Counsel
     Telephone:  703.769.1327
     Telecopier: 703.769.1312

BANKS:
-----

PNC BANK, NATIONAL ASSOCIATION
One PNC Plaza, Mail Stop P1-POPP-22-1
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Attention: Multi-Bank Loan Administration
Telephone:  412.762.3627
Telecopier: 412.762.8672

With a copy to:

     PNC, BANK, NATIONAL ASSOCIATION
     1401 Eye Street, N.W.
     Washington, D.C.  20005
     Attention:  William R. Lynch, III
     Telephone:  202.393.3730
     Telecopier: 202.393.2923

U.S. BANK NATIONAL ASSOCIATION

Real Estate Banking Division
MPFP 0509
601 Second Avenue South
Minneapolis, MN 55402-4302
Attention:  Matt Lind
Telephone:  612.973.0491
Telecopier: 612.973.0830

FLEET NATIONAL BANK
100 Federal Street
Mail Stop: MA DE 10009A
Boston, MA 02110
Attention:  Kathleen Ahern
Telephone:  617.434.2738
Telecopier: 617.434.0645

FIRST UNION NATIONAL BANK
201 South College, 8/th/ Floor
Charlotte, NC 28288-0166
Attention: Dan Sullivan
Telephone:  704.383.6441
Telecopier: 704.383.6205

COMMERZBANK, NEW YORK BRANCH
Real Estate Finance
2 World Financial Center
New York, NY 10281-1050
Attention:  Marcus Perry
Telephone:  212.266.7646
Telecopier: 212.266.7565

SUNTRUST BANK
Real Estate Finance Division
8245 Boone Blvd., Suite 820
Vienna, VA 22182-3871
Attention: Greg Horstman
Telephone:  703.902.9384
Telecopier: 703.902.9245



ALLFIRST BANK
Commercial Real Estate Division

Mail Code 101-747
25 South Charles Street
Baltimore, MD  21201
Attention: David B. Eiseman
Telephone:  410.545.2371
Telecopier: 410.545.2385

CHEVY CHASE BANK
8401 Connecticut Avenue, 9/th/ Floor
Chevy Chase, MD 20815
Attention: J. Jordan O'Neill, III
Telephone:  301.986.7003
Telecopier: 301.986.7516

                                Schedule 2.16
                                -------------

           Letters of Credit issued under Existing Credit Agreement
           --------------------------------------------------------

                                     NONE

                                 SCHEDULE 4.5
                                 ------------

                                  Litigation
                                  ----------

See Attached

                                 SCHEDULE 4.6
                                 ------------

                        Borrower and CESRRI ERISA Plans
                        -------------------------------

See Attached

                                 SCHEDULE 4.7
                                 ------------

                             Environmental Matters
                             ---------------------

See Attached

                                 SCHEDULE 4.17
                                 -------------

                            Ownership of Properties
                            -----------------------

See Attached

                                 SCHEDULE 4.27
                                 -------------

              Ownership of Borrower and Consolidated Subsidiaries
              ---------------------------------------------------

See Attached

                                 Schedule 5.1
                                 ------------

                       Financial Reporting Requirements
                       --------------------------------

     (a) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than ninety-five (95) days after the end of each fiscal year of the Borrower) a consolidated balance sheet of the Borrower, CESRRI and their Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of Borrower's and CESRRI's operations and consolidated statements of Borrower's and CESRRI's cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower's and CESRRI's Form 10K and reported on by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than fifty (50) days after the end of each of the first three quarters of each fiscal year of the Borrower and CESRRI) , (i) a consolidated balance sheet of the Borrower, CESRRI and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and CESRRI's operations and consolidated statements of Borrower's and CESRRI's cash flow for such quarter and for the portion of the Borrower's or CESRRI's fiscal year ended at the end of such quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's and CESRRI's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, and as otherwise required pursuant to the terms of the Agreement, a certificate of the chief financial officer, the chief accounting officer or the vice president and treasurer of the Borrower (each a "Compliance Certificate") in the form of Exhibit L to the Agreement;

     (d) (i) within five (5) Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Domestic Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect.

     (e) promptly upon the mailing thereof to the shareholders of CESRRI generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) within ten (10) days following the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which CESRRI shall have filed with the Securities and Exchange Commission;

     (g) Promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

     (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

     (i) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

     (j) from time to time such additional information regarding the financial position or business of the Borrower, CESRRI and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing; and

     (k) promptly and in any event within five (5) Domestic Business Days after receipt, notice of any change in any Credit Rating of Borrower or CESRRI.

                              SCHEDULE 5.13(c)(1)
                              ------------------

                              CESRRI Investments
                              ------------------

See attached

                             SCHEDULE 5.13 (c) (2)
                             ---------------------

                           CESRRI Property Interests
                           -------------------------

None






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